As filed with the Securities and Exchange Commission on August 13, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Popular, Inc.

(Exact name of registrant as specified in its charter)

Puerto Rico	66-0416582
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
209 Muñoz Rivera Avenue San Juan, Puerto Rico 00918 (Address of principal executive offices)	(787) 765-9800 (Registrant’s telephone number, including area code)

Popular North America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	66-0476353
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
209 Muñoz Rivera Avenue San Juan, Puerto Rico 00918 (Address of principal executive offices)	(787) 765-9800 (Registrant’s telephone number, including area code)

Popular North America Capital Trust I

(Exact name of registrant as specified in its trust agreement)

Delaware	66-6025389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
c/o Popular North America, Inc. 209 Muñoz Rivera Avenue San Juan, Puerto Rico 00918 (Address of principal executive offices)	(787) 765-9800 (Registrant’s telephone number, including area code)

Jorge Junquera

209 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
(787) 765-9800
(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Donald J. Toumey Robert W. Downes Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004	Edward F. Petrosky Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☐
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered	per unit(1)	offering price(1)	registration fee

Junior Subordinated Debentures of Popular North America, Inc.(2)	$250,000,000	$1,000	$250,000,000	N/A
Capital Securities of Popular North America Capital Trust I	$250,000,000	$1,000	$250,000,000	$31,675
Popular North America, Inc. Guarantees with respect to Capital Securities(3)(4)	N/A	N/A	N/A	N/A
Popular, Inc. Debenture Guarantees with respect to Junior Subordinated Debentures(3)	N/A	N/A	N/A	N/A
Popular, Inc. Additional Guarantees with respect to the Popular North America, Inc. Guarantees(3)	N/A	N/A	N/A	N/A
Total	$250,000,000(5)	$1,000	$250,000,000	$31,675

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	The junior subordinated debentures will be purchased by Popular North America Capital Trust I with the proceeds of the sale of the capital securities.
(3)	No separate consideration will be received for the Popular North America guarantees or the Popular, Inc. debenture guarantees and additional guarantees.
(4)	In addition to the capital securities of Popular North America Capital Trust I, this Registration Statement is deemed to cover the junior subordinated debentures of Popular North America, Inc., the rights of holders of junior subordinated debentures of Popular North America, Inc. under the indenture, the rights of holders of capital securities of Popular North America Capital Trust I under the trust agreement, and the rights of holders of the capital securities under the guarantees, the additional guarantees, the debenture guarantees and the expense agreements which, taken together, fully, irrevocably and unconditionally guarantee (i) the obligations of Popular North America Capital Trust I under the capital securities and (ii) the obligations of Popular North America, Inc. under the guarantees with respect to capital securities and under the junior subordinated debentures.
(5)	Such amount represents the liquidation amount of the Popular North America Capital Trust I capital securities and the corresponding principal amount of the junior subordinated debentures of Popular, Inc.

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus Dated      , 2004

$250,000,000

Popular North America Capital Trust I
      % Capital Securities
(Liquidation Amount $1,000 Per Capital Security)

Fully, irrevocably and unconditionally guaranteed

on a subordinated basis, as described in this prospectus, by

Popular North America, Inc.

and

       Popular North America Capital Trust I is offering preferred securities, which we refer to in this prospectus as “capital securities,” that Popular North America, Inc. and Popular, Inc. will fully and unconditionally guarantee, based on their combined obligations under a trust agreement, a junior subordinated indenture, capital securities guarantee agreements, a debenture guarantee and an expense agreement.

      The capital securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures at maturity on                           , 2034 or their earlier redemption. The junior subordinated debentures are redeemable prior to maturity, (i) in whole at any time or in part from time to time, at the option of Popular North America at a redemption price calculated pursuant to the formula specified in this prospectus, which includes the accrued and unpaid interest on the junior subordinated debentures so redeemed or (ii) in whole but not in part, if an event occurs that results in an adverse consequence for the tax or regulatory capital treatment of the capital securities or for the investment company status of the trust at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon. The applicable formula will depend upon which redemption right is exercised by Popular North America. See “Description of Junior Subordinated Debentures — Redemption.” We have committed to the Federal Reserve Board that Popular North America will not exercise its rights to cause redemption of the junior subordinated debentures or the capital securities prior to maturity without having received the prior approval of the Federal Reserve Board to do so, if required under applicable Federal Reserve Board capital guidelines or policies.

      The capital securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency and may lose value.

      Investing in the capital securities involves risks. See “Risk Factors” beginning on page 7.

Proceeds to
		Underwriting	Popular
	Price to	Discounts and	North America
	Public	Commissions(1)	Capital Trust I(1)

Per Capital Security	$	$	$
Total	$	$	$

(1)	Because Popular North America Capital Trust I will use all of the proceeds from the sale of the capital securities and its common securities to purchase junior subordinated debentures of Popular North America, Inc., Popular North America, Inc. will pay all underwriting discounts and commissions.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The underwriters expect to deliver the capital securities in book-entry only form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about                                         , 2004.

The date of this prospectus is                           , 2004.

      You should rely only on the information contained or incorporated by reference in this prospectus. The trust, Popular North America and Popular have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus. The information in this prospectus may only be accurate as of its date.

      The trust is offering to sell the capital securities, and is seeking offers to buy the capital securities, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the capital securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

SUMMARY

      The following summary highlights information contained elsewhere in the prospectus. You should read this entire prospectus, including “Risk Factors” herein and our consolidated financial statements and notes thereto incorporated by reference in this prospectus, before deciding to invest in the capital securities.

      When we refer to “Popular North America,” “we,” “our” and “us” in this prospectus under the heading “Summary — Popular North America, Inc.,” we mean Popular North America, Inc. and our subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Popular North America, Inc. unless the context indicates otherwise. When we refer to “Popular” in this prospectus under the heading “Summary — Popular, Inc.,” we mean Popular, Inc. and its subsidiaries unless the context indicates otherwise. When “Popular” is used elsewhere in this prospectus, we refer only to Popular, Inc. unless the context indicates otherwise. When we refer to the “trust” in this prospectus, we mean Popular North America Capital Trust I.

Popular North America, Inc.

      We are a wholly-owned subsidiary of Popular International Bank, Inc. and an indirect wholly-owned subsidiary of Popular, Inc. We were organized in 1991 under the laws of the State of Delaware. We are a registered bank holding company under the Bank Holding Company Act, as amended by the Gramm-Leach-Bliley Act, and are subject to supervision and regulation by the Board of Governors of the Federal Reserve System. We function as a holding company for Popular’s mainland U.S. operations. We own subsidiaries engaged in banking and a variety of financial services.

      We are a separate and distinct legal entity from our banking and other subsidiaries. Our principal source of funds to pay our obligations, including debt service, is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

      Our principal executive offices are located at Popular Center Building, 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and our telephone number is (787) 765-9800.

Popular, Inc.

      Popular is a diversified, financial services company and the largest locally based financial institution in the Commonwealth of Puerto Rico (“Puerto Rico”). It was incorporated in 1984 under the laws of Puerto Rico. It is registered as a financial holding company and bank holding company under the Bank Holding Company Act, as amended by the Gramm-Leach-Bliley Act, and is subject to supervision and regulation by the Board of Governors of the Federal Reserve System. As a diversified financial services institution, it owns subsidiaries engaged in banking and a variety of financial services. Its subsidiaries provide banking, insurance, mortgage, auto, consumer finance, investment and electronic payment processing services through retail branches, the internet and other distribution channels throughout Puerto Rico, the mainland United States, and to a lesser extent, the Caribbean and Central America. Its principal subsidiary, Banco Popular de Puerto Rico, was incorporated in 1893 and is Puerto Rico’s largest bank.

      Popular is a separate and distinct legal entity from its banking and other subsidiaries. Its principal source of funds to pay its obligations, including debt service, is dividends from its subsidiaries. Various federal, Puerto Rico and state statutes and regulations limit the amount of dividends that its banking and other subsidiaries may pay to it without regulatory approval.

      Popular’s principal executive offices are located at Popular Center Building, 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and its telephone number is (787) 765-9800.

Popular North America Capital Trust I

      The trust is a Delaware statutory trust. The trust exists solely to:

•	issue and sell its common securities to Popular North America;

•	issue and sell its capital securities to the public;

•	use the proceeds from the sale of its common securities and capital securities to purchase junior subordinated debentures from Popular North America; and

•	engage in other activities that are necessary, convenient or incidental to these purposes.

      J.P. Morgan Trust Company, National Association will act as the property trustee of the trust and Delaware trustee of the trust. Two officers of Popular North America or its subsidiaries will act as administrative trustees of the trust. The principal office of the trust is c/o Popular North America, Inc., Popular Center Building, 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and its telephone number is (787) 765-9800.

The Offering

Issuer	Popular North America Capital Trust I

Securities	250,000 % capital securities, which represent an undivided beneficial interest in the assets of the trust.

Trust Assets	The assets of the trust will consist solely of the % junior subordinated debentures of Popular North America.

Initial Public Offering Price	$1,000 per capital security.

Distributions	You will be entitled to receive cumulative cash distributions at an annual rate of $ per capital security, which represents % of the liquidation amount of $1,000 per capital security. Distributions will accumulate from the date the trust issues the capital securities and are payable semi-annually in arrears on the day of each and , beginning , 2005. The record date for distributions on the capital securities will be the fifteenth day preceding the distribution date. We may defer payment of cash distributions as described below.

Redemption	The capital securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures at maturity on , 2034 or their earlier redemption.

Popular North America may redeem the junior subordinated debentures prior to maturity, (i) in whole at any time or in part from time to time, at a redemption price calculated pursuant to the formula specified in this prospectus, which includes the accrued and unpaid interest on the junior subordinated debentures so redeemed or (ii) in whole but not in part, if an event occurs that results in an adverse consequence for the tax or regulatory capital treatment of the capital securities or for the investment company status of the trust at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon. The applicable formula will depend upon which redemption right is exercised by Popular North America.

See “Description of Junior Subordinated Debentures — Redemption.”

We have committed to the Federal Reserve Board that Popular North America will not exercise its rights to cause redemption of the junior subordinated debentures or the capital securities prior to maturity without having received the prior approval of the Federal Reserve Board to do so, if required under applicable Federal Reserve Board capital guidelines or policies.

Deferral of Distributions	Subject to certain exceptions, Popular North America may defer interest payments on the junior subordinated debentures during any period of up to 10 consecutive semi-annual periods, but not beyond their maturity date or any redemption date.

If Popular North America defers interest payments on the junior subordinated debentures:

• the trust will defer distributions on the capital securities;

• during any deferral period, distributions will continue to accumulate on the capital securities at an annual rate of % of the liquidation amount of each capital security; and

• the deferred distributions will accrue additional distributions, as permitted by applicable law, at an annual rate of % of the liquidation amount of each capital security, compounded semi-annually, until paid.

If Popular North America exercises its right to defer payments of interest on the junior subordinated debentures, holders of the capital securities will be required to accrue income on the deferred interest allocable to the capital securities for United States federal income tax purposes. See “Risk Factors — Distributions on the capital securities could be deferred; you may have to include interest in your taxable income before you receive cash.”

At the end of the deferral period, Popular North America will be required to pay to the trust all accrued and unpaid interest under the junior subordinated debentures. Upon receipt, the trust will then pay all accumulated and unpaid distributions to the holders of the capital securities.

Guarantee of the Capital Securities	The obligations of Popular and Popular North America described in this prospectus, in the aggregate, constitute a full, irrevocable and unconditional guarantee by Popular North America and Popular, on a subordinated basis, of the obligations of the trust under the capital securities. Popular has guaranteed the payment of the principal, premium, if any, and interest on the junior subordinated debentures. Popular North America has guaranteed that the trust will use its available funds to pay the distributions on, and the redemption price for, the capital securities and the amounts payable upon liquidation of the trust. The obligations of Popular North America under its guarantee agreement are in turn guaranteed by Popular. However, the guarantees, other than Popular’s guarantee of payments on the junior subordinated debentures, do not apply when the trust does not have sufficient funds to make the payments. If Popular North America does not make payments on the junior subordinated debentures and Popular fails to make those payments under the related guarantees, the trust will not have sufficient funds to make payments on the capital securities and you will not receive such payments. In this event, your remedy is to institute a legal proceeding directly against Popular North America or Popular for enforcement of payments under the junior subordinated debentures or the related guarantees.

Distribution of the Junior Subordinated Debentures	Popular North America has the right to terminate the trust at any time unless such termination or resulting distribution of junior subordinated debentures described below would result in a taxable event to holders of the capital securities. If Popular North America decides to exercise its right to terminate the trust, the trust will distribute, after satisfaction of liabilities to creditors, the junior subordinated debentures to holders of the capital securities and common securities on a pro rata basis based on their relative liquidation amounts. Any distributions of the junior subordinated debentures may require approval of the Federal Reserve Board.

Ranking	The capital securities will generally rank equally with the common securities in priority of payment. The trust will make payments on the capital securities and the common securities based on a proportionate allocation of the payments it receives on the junior subordinated debentures. However, the capital securities will rank prior to the common securities during the occurrence and continuance of a trust event of default relating to a debenture default under the junior subordinated indenture. For a more detailed explanation, see “Description of Capital Securities — Ranking of Trust Securities” in this prospectus.

The junior subordinated debentures and the guarantee from Popular North America will be unsecured and will rank subordinate and junior in right of payment to all of Popular North America’s current and future Senior Debt, as defined in this prospectus, which includes subordinated debt of Popular North America other than debt related to preferred securities comparable to the capital securities, and to its secured debt. The guarantees from Popular of the capital securities and the junior subordinated debentures will be unsecured and will rank subordinate and junior in right of payment to all of Popular’s current and future Senior Debt, which includes subordinated debt of Popular other than debt related to preferred securities comparable to the capital securities, and to its secured debt. For a more detailed explanation, see “Description of Junior Subordinated Debentures — Subordination” and “Description of Capital Securities Guarantees — Status of the Capital Securities Guarantees” in this prospectus.

Voting Rights	If you purchase the capital securities, you will have limited voting rights. You will be entitled to vote on the following matters:

• removal of the property trustee or the Delaware trustee when there is a debenture default under the junior subordinated indenture,

• certain modifications to the terms of the capital securities, the junior subordinated debentures and the guarantees, and

• the exercise of the trust’s rights as holder of the junior subordinated debentures.

A more detailed description of your voting rights is contained under “Description of Capital Securities — Removal of Trustees,” “— Voting Rights; Amendment of the Trust Agreement” and “Description of Capital Securities Guarantees — Amendments and Assignment” in this prospectus.

Certain ERISA Considerations	If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, or section 4975 of the Internal Revenue Code of 1986, you should consider the requirements of ERISA and the Code in the context of the plan’s particular circumstances and ensure the availability of an applicable exemption before authorizing an investment in the capital securities. See “Certain ERISA Considerations” in this prospectus.

Use of Proceeds	The trust will use all of the proceeds from the sale of the capital securities to investors and the sale of the common securities to Popular North America, or one of its affiliates, to purchase the junior subordinated debentures. Popular North America intends to use the net proceeds from the sale of the junior subordinated debentures to the trust for general corporate purposes and to provide Tier 1 capitalization for Popular North America.

Trustee and Paying Agent	J.P. Morgan Trust Company, National Association will act as the property trustee and the Delaware trustee of the trust.

Form of Capital Securities	The capital securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of a nominee of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank S.A./ N.V. (“Euroclear”), as operator of the Euroclear System (the “Euroclear Operator”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the capital securities.

Risk Factors

      Your investment in the capital securities will involve risks. You should carefully consider the discussion of risks that follows below in the section entitled “Risk Factors,” and the other information in this prospectus, before deciding whether an investment in the capital securities is suitable for you.

RISK FACTORS

      An investment in the capital securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus and should particularly consider the following matters before purchasing any capital securities.

      Because the trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because the trust may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment decision with regard to the junior subordinated debentures as well as the capital securities. You should carefully review the information in this prospectus about both of these securities and the guarantees.

Holders of the Senior Debt of Popular North America and Popular will get paid before you will get paid.

      Popular North America’s obligations under the junior subordinated debentures and the guarantee it issues and Popular’s obligations under the guarantees it issues, respectively, are unsecured and will rank junior in priority of payment to all of our and its respective current and future Senior Debt, as defined in this prospectus, which includes subordinated debt of Popular North America and Popular, as the case may be, other than debt related to preferred securities comparable to the capital securities, and our and its secured debt to the extent of the collateral securing such debt. This means that payments may not be made under the junior subordinated debentures or the guarantees if Popular North America or Popular, as applicable, is in default on its Senior Debt or the maturity of such Senior Debt has been accelerated and remains unpaid or Popular North America or Popular, as applicable, is subject to bankruptcy, insolvency or similar proceedings, unless all of our or its respective Senior Debt has been paid.

      As of June 30, 2004, on a consolidated basis, Popular had $7.8 billion of outstanding Senior Debt, and Popular North America, on a consolidated basis, had $6.9 billion of outstanding Senior Debt, (which is included in Popular’s outstanding Senior Debt). Included in the Senior Debt, at June 30, 2004, Popular had $3.9 billion of outstanding secured debt and Popular North America had $216 million of outstanding secured debt. The outstanding Senior Debt and secured debt exclude obligations under letters of credit, guarantees, foreign exchange contracts and interest swap contracts. In addition, Popular North America and Popular were obligated on such date under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts to which the junior subordinated debentures will be subordinated pursuant to the terms of the junior subordinated indenture.

      Popular North America’s obligations under the junior subordinated debentures and the guarantee it issues and Popular’s obligations under the guarantees it issues, respectively, will also be effectively subordinated to all current and future indebtedness and other liabilities and preferred equity, if any, of their respective subsidiaries. See “Description of Junior Subordinated Debentures — General” and “Business— Regulation and Supervision” in Popular’s Annual Report on Form 10-K for the year ended December 31, 2003.

      The capital securities, the junior subordinated debentures and the guarantees do not limit the ability of Popular North America, Popular or any of their respective subsidiaries to incur additional indebtedness and other liabilities and preferred equity, including secured debt, Senior Debt and indebtedness and other liabilities and preferred equity, if any, that rank effectively senior to the junior subordinated debentures and the guarantees. For more information on the ranking of Popular North America’s obligations under the junior subordinated debentures and the guarantee it issues and Popular’s obligations under the guarantees it issues, respectively, see “Description of Junior Subordinated Debentures — Subordination” and “Description of Capital Securities Guarantees — Status of the Capital Securities Guarantees.”

If Popular North America does not make payments on the junior subordinated debentures, the trust will not be able to pay distributions on the capital securities, and the guarantees other than Popular’s guarantees of the junior subordinated debentures will not apply.

      The ability of the trust to timely pay distributions on, and any applicable redemption price for, the capital securities and amounts payable upon liquidation of the trust depends solely upon Popular North America’s making the related payments on the junior subordinated debentures when due or Popular’s making such payments under the related guarantees. If Popular North America defaults on its obligation to pay the principal of or any premium or interest on the junior subordinated debentures and Popular fails to make those payments under the related guarantees, the trust will not have sufficient funds to pay distributions on, or the applicable redemption price for, the capital securities or amounts payable upon the liquidation of the trust, as the case may be. In that case, you will not be able to rely upon any guarantee of Popular North America or the guarantee of such guarantee by Popular for payment of these amounts because each such guarantee only applies if Popular North America makes the corresponding payment on the junior subordinated debentures. Instead, you or the property trustee will have to bring a legal action against Popular North America or Popular for payment under the junior subordinated debentures or the related guarantees, respectively.

You will not be able to enforce your rights directly against Popular North America if a debenture default not relating to a payment default occurs.

      You will not be able to enforce your rights directly against Popular North America if a debenture default not relating to a payment default occurs.

      If a debenture default under the junior subordinated indenture occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated debentures, to enforce your rights against Popular North America. However, you may bring a legal action directly against Popular North America if an event of default under the trust agreement occurs because of Popular North America’s failure to make a required payment under the junior subordinated debentures.

      See “Description of Junior Subordinated Debentures — Events of Default, Debenture Defaults and the Rights of Capital Securities Holders to Take Action Against Popular North America” herein.

Distributions on the capital securities could be deferred; you may have to include interest in your taxable income before you receive cash.

      Subject to certain exceptions, Popular North America may defer interest payments on the junior subordinated debentures one or more times. Each deferral period may last for up to 10 consecutive semi-annual periods, but not beyond the maturity date or any redemption date of the junior subordinated debentures. During a deferral period, the trust would also defer distributions on the capital securities.

      If Popular North America defers interest payments on the junior subordinated debentures and the trust defers distributions on the capital securities, holders of the capital securities will be required to accrue interest income for United States federal income tax purposes on their proportionate share of the deferred interest on the junior subordinated debentures held by the trust. As a result, you will have to include that accrued interest in your gross income for United States federal income tax purposes before you actually receive any cash attributable to that income. You will also not receive the cash distribution related to any accrued and unpaid interest from the trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid.

      Popular North America has no current intention of exercising its right to defer payments of interest on the junior subordinated debentures. However, if Popular North America exercises this right, the market price of the capital securities may be adversely affected and may not fully reflect the value of accrued and unpaid interest on the junior subordinated debentures. If you sell your capital securities when distributions are being deferred, you may not receive the same return on investment as someone who continues to hold the capital securities. In addition, because of Popular’s right to defer interest payments, the market price of the capital securities may be more volatile than the market prices of other securities that are not subject to interest deferrals.

      See “Description of Capital Securities — Deferral of Distributions,” “Description of Junior Subordinated Debentures — Option to Extend Interest Payment Period” and “Certain Federal Income Tax Considerations — Interest Income and Original Issue Discount” for more information regarding the interest payment deferral option.

The capital securities may be redeemed prior to the maturity date of the junior subordinated debentures, such redemption may be a taxable event to you and you may not be able to reinvest the proceeds in a comparable security at the same or a higher rate of return.

      Popular North America has the right at any time to redeem the junior subordinated debentures, in whole or in part, prior to their maturity date on                                         , 2034 and thereby cause a mandatory redemption of the capital securities, subject to any required prior approval from the Federal Reserve Board. In addition, if adverse changes in the tax laws or investment company laws or in the capital treatment of the capital securities discussed below occur and are continuing, Popular North America may redeem the junior subordinated debentures in whole, but not in part, within 90 days following the occurrence of the event, subject to any required prior approval from the Federal Reserve Board.

      If the junior subordinated debentures are redeemed, the capital securities will be redeemed at a redemption price equal to $1,000 per capital security plus accumulated and unpaid distributions to the redemption date and any applicable premium. Under current United States federal income tax law, the redemption of the capital securities would be a taxable event to you. See “Certain Federal Income Tax Considerations” herein.

      In addition, you may not be able to reinvest the money you receive upon redemption in a comparable security at a rate that is equal to or higher than the rate of return you receive on the capital securities.

      See “Description of Junior Subordinated Debentures — Redemption,” “Description of Capital Securities — Redemption” and
“— Liquidation Distribution Upon Dissolution” herein for more information on redemption of the junior subordinated debentures.

Your capital securities may be redeemed if a tax event, a capital treatment event or an investment company event occurs.

      If a Tax Event, a Capital Treatment Event or an Investment Company Event occurs, we have the right to redeem the junior subordinated debentures in whole (but not in part) within 90 days following the occurrence of the Tax Event, Capital Treatment Event or Investment Company Event and thereby cause a mandatory redemption of the capital securities. We have committed that we will not cause any such redemption without having received the prior approval of the Federal Reserve Board to do so, if then required under applicable Federal Reserve Board capital guidelines or policies. The redemption price will be $1,000 per capital security plus any accumulated and unpaid distributions to the date of redemption.

      “Tax Event,” with respect to the junior subordinated debentures held by the trust, means that the trust has received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of or in the United States; or

•	official or administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the capital securities, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

•	interest payable by Popular North America on the junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by Popular North America, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of such opinion, subject to more than a minimal amount of taxes, duties or other governmental charges.

      With respect to junior subordinated debentures that are no longer held by the trust, “Tax Event” means the receipt by Popular North America of an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of or in the United States; or

•	official or administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the junior subordinated debentures under the indenture, there is more than an insubstantial risk that interest payable by Popular North America on the junior subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by Popular North America, in whole or in part, for United States federal income tax purposes.

      A “Capital Treatment Event,” with respect to the trust, means our reasonable determination, based on an opinion of counsel experienced in such matters (who may be an employee of Popular of any of its affiliates) to the effect that, as a result of any:

•	amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision of or in the United States; or

•	official or administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of original issuance of the capital securities, there is more than an insubstantial risk that Popular will not be entitled to treat the capital securities as Tier 1 capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to Popular North America and Popular.

      Notwithstanding the foregoing, a Capital Treatment Event shall not be deemed to have occurred as a result of the adoption by the Federal Reserve Board of final rules pursuant to its notice of proposed rulemaking dated May 6, 2004 relating, in part, to the quantitative and qualitative limits for trust preferred securities to be treated as “Tier 1” regulatory capital.

      An “Investment Company Event” means that the trust has received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to, or change (including any announced proposed change) in, the applicable laws (or any regulations thereunder) of the United States or any political subdivision or other governmental agency or regulatory authority of or in the United States; or

•	official or administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the capital securities, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940.

The trust may distribute the junior subordinated debentures to the holders of the capital securities and the junior subordinated debentures may trade at a price that is lower than the price you paid for the capital securities.

      Popular North America may terminate the trust before the maturity date of the junior subordinated debentures if such termination and the resulting distribution of junior subordinated debentures would not result in a taxable event for United States federal income tax purposes to holders of the capital securities. Upon such termination, the property trustee will distribute the junior subordinated debentures to the holders of the capital securities and the common securities in exchange for their securities in liquidation of the trust after satisfaction of liabilities to creditors.

      No one can accurately predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the capital securities.

      Under current United States federal income tax law, the distribution of junior subordinated debentures upon the termination of the trust would generally not be taxable to you. If, however, despite the delivery of an opinion of counsel that the termination and resulting distribution of junior subordinated debentures would not result in a taxable event to holders of the capital securities, the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debentures would be taxable to you.

      Because you may receive junior subordinated debentures, you should make an investment decision with regard to the junior subordinated debentures, as well as the capital securities. You should carefully review all the information regarding the junior subordinated debentures contained in this prospectus.

      See “Description of the Capital Securities — Liquidation Distribution Upon Dissolution” herein for more information.

The trading prices of your capital securities may not reflect the value of accrued and unpaid interest, but you will have to include such amounts in your taxable income.

      The capital securities may trade at prices, and holders may receive sales proceeds, that do not fully reflect the value of accrued and unpaid interest on the junior subordinated debentures. However, if you use the accrual method of accounting for tax purposes and you sell your capital securities between semi-annual distributions, you will be required to include accrued and unpaid interest as ordinary income for United States federal income tax purposes and to add such amounts to your adjusted basis in the capital securities being sold. In addition, your adjusted tax basis in the capital securities being sold will include any original issue discount that has accrued to the date of sale, regardless of your regular method of accounting for tax purposes. The sale of your capital securities will give rise to a loss if the amount you receive is less than your adjusted tax basis in the capital securities.

      See “Certain Federal Income Tax Considerations — Interest Income and Original Issue Discount” herein for more information.

Popular North America generally will control the trust because your voting rights are very limited; your interests may not be the same as Popular North America’s interests.

      You will have limited voting rights. For example, you may not elect or remove the property trustee or the Delaware trustee, except for cause or when there is a default under the junior subordinated debentures. In addition, only the holders of the common securities of the trust can replace or remove any of the trustees of the trust.

      Popular North America and the administrative trustees of the trust, who are officers of Popular North America or its subsidiaries, may amend the trust agreement in certain circumstances without the consent of holders of capital securities as described under “Description of the Capital Securities — Voting Rights; Amendment of the Trust Agreement” herein.

An active trading market for the capital securities may not develop.

      The capital securities constitute a new issue of securities with no established trading market. The underwriters have advised the trust that they presently intend to make a market in the capital securities, but the underwriters are not obligated to do so, and may discontinue market making activities at any time without notice. Accordingly, a trading market for the capital securities may not develop or, if one develops, may not be maintained or be liquid. If a market for the capital securities were to develop, the capital securities could trade at prices that may be higher or lower than the initial offering price depending upon many factors, including prevailing interest rates, our operating results and the markets for similar securities.

FORWARD-LOOKING STATEMENTS

      The matters discussed or incorporated by reference in this prospectus that are not historical facts include forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “project” and similar expressions are intended to identify forward-looking statements. These statements are based on the current expectations of Popular and Popular North America and involve numerous risks and uncertainties. Some of these risks and uncertainties are factors that affect all businesses, while some are specific to us and the financial services sector. Many factors could affect the actual results of Popular and Popular North America, causing results to differ, and possibly differ materially, from those expressed in any such forward-looking statements. These factors include, but are not limited to:

•	changes in interest rates;

•	regional and national economic conditions;

•	the impact of new competitors or competitive products;

•	regulatory or legislative changes;

•	natural disasters affecting Puerto Rico, our primary market; and

•	other factors described in this prospectus or in our other filings with the SEC.

      You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Neither Popular North America nor Popular undertakes any obligation to publicly update or revise any of the forward-looking statements.

USE OF PROCEEDS

      The trust will use all of the proceeds from the sale of the capital securities to investors and the sale of common securities to Popular North America, or one of its affiliates, to purchase the junior subordinated debentures. Popular North America intends to use the net proceeds from the sale of the junior subordinated debentures to the trust for general corporate purposes and to provide Tier 1 capitalization for Popular North America.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS OF POPULAR

      The table below sets forth Popular’s ratios of earnings to fixed charges and to fixed charges and dividends on its preferred stock.

	Six Months
	Ended June 30,				Fiscal Year Ended December 31,

	2004		2003		2003		2002		2001		2000		1999

Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	2.4	x	2.4	x	2.4	x	2.0	x	1.8	x	1.6	x	1.7x
Including interest on deposits	1.8	x	1.8	x	1.8	x	1.5	x	1.4	x	1.3	x	1.4x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	2.3	x	2.3	x	2.3	x	2.0	x	1.7	x	1.5	x	1.7x
Including interest on deposits	1.8	x	1.7	x	1.8	x	1.5	x	1.4	x	1.3	x	1.4x

      For purposes of these consolidated ratios, earnings consist of pre-tax income plus fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor and the amortization of debt issuance expense and capitalized interest.

      The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on Popular’s outstanding preferred stock.

EARNINGS PER COMMON SHARE

      The table below presents relevant per share information presented in Popular’s 2003 Form 10-K and the March 31, 2004 Form 10-Q adjusted to reflect the two-for-one stock split effected in the form of a stock dividend. The new shares were distributed on July 8, 2004 to shareholders of record as of June 18, 2004.

	Quarter Ended
	March 31,		Year Ended December 31,

	2004	2003	2003	2002	2001	2000

PER COMMON SHARE DATA
Net Income (basic and diluted) (before and after cumulative effect of accounting changes)	$0.44	$0.37	$1.74	$1.30	$1.09	$0.98
Dividends declared	0.14	0.10	0.51	0.41	0.38	0.32
Book Value	10.39	9.38	9.66	9.10	7.97	6.96
Market Price	21.55	17.00	22.43	16.91	14.54	13.16
Outstanding shares:
Average	265,997,350	265,153,178	265,481,840	267,830,165	272,476,576	271,814,952
End of period	265,920,898	265,104,578	265,783,892	264,878,094	272,724,728	271,997,234

	Year Ended December 31,

	1999	1998	1997	1996	1995	1994

PER COMMON SHARE DATA
Net Income (basic and diluted) (before and after cumulative effect of accounting changes)	$0.92	$0.83	$0.75	$0.67	$0.52	$0.46
Dividends declared	0.31	0.26	0.21	0.17	0.14	0.13
Book Value	5.76	5.93	5.18	4.40	3.95	3.44
Market Price	13.97	17.00	12.38	8.44	4.85	3.52
Outstanding shares:
Average	271,171,268	271,064,172	268,073,928	264,089,248	263,265,200	262,385,944
End of period	271,308,584	271,274,654	270,730,816	264,354,024	263,589,088	262,705,024

DESCRIPTION OF THE TRUST

      The trust is a statutory trust formed under Delaware law by:

•	the execution of a declaration of trust and trust agreement by Popular North America, as depositor, Popular, as guarantor, and certain of the trustees of the trust, and

•	the filing of a certificate of trust with the Secretary of State of the State of Delaware.

      The declaration of trust and trust agreement of the trust will be amended and restated in their entirety before the issuance of capital securities by the trust. We will refer to such declaration of trust and trust agreement, as so amended and restated, as the “trust agreement.” The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

      The trust exists for the exclusive purposes of:

•	issuing the capital securities and common securities, or the “trust securities,” representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the capital securities and the common securities in an equivalent principal amount of junior subordinated debentures; and

•	engaging in only those activities convenient, necessary or incidental thereto.

      The capital securities offered hereby will constitute all of the capital securities of the trust. Popular North America, or one of its affiliates, will acquire all of the common securities of the trust. The common securities of the trust will have an aggregate liquidation amount equal to $          .

      The common securities of the trust rank equally with the capital securities of the trust and the trust will make payment on its trust securities pro rata, except that upon an event of default under the trust agreement relating to a debenture default under the junior subordinated indenture, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities.

      The trust’s business and affairs will be conducted by its trustees, each appointed by Popular North America as depositor of the trust. The trustees will be J.P. Morgan Trust Company, National Association which is referred to as the “Delaware trustee,” two individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with Popular North America, and J.P. Morgan Trust Company, National Association, which is referred to as the “property trustee.” The property trustee will act as sole trustee under the trust agreement for purposes of compliance with the Trust Indenture Act and will also act as “guarantee trustee” under the guarantees and “indenture trustee” under the junior subordinated indenture. See “Description of Capital Securities Guarantees.”

      Unless a debenture default under the junior subordinated indenture has occurred and is continuing, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. The holders of a majority in liquidation amount of capital securities of the trust will be entitled to appoint, remove or replace the property trustee and the Delaware trustee for cause or if a debenture default under the junior subordinated indenture has occurred and is continuing. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of capital securities have such right. All of the common securities will be directly or indirectly owned by Popular North America.

      No separate financial statements of the trust are included in this prospectus. Popular, Popular North America and the trust do not consider that such financial statements would be material to holders of capital securities because the trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debentures of Popular North America and issuing the trust securities. Furthermore, taken together, the respective obligations of Popular North America and Popular under the junior subordinated debentures, the junior subordinated indenture pursuant to which the junior subordinated debentures will be issued, the trust agreement, the guarantees and the expense agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities of the trust. For a more detailed discussion see “Description of Capital Securities,” “Description of Junior Subordinated Debentures,” “Description of Capital Securities Guarantees” and “Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantees.” In addition, we do not expect that the trust will be filing reports with the SEC under the Securities Exchange Act of 1934.

      The trust has a term of approximately 35 years, but may be terminated earlier as provided in the trust agreement.

      Popular North America has agreed to pay all fees and expenses related to the trust and the offering of the common securities and the capital securities, not including the fees and expenses of counsel to the underwriters (which will be paid by the underwriters).

      The principal office of the trust is c/o Popular North America, Inc., Popular Center Building, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, and its telephone number (787) 765-9800.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

      The trust will not be consolidated on our balance sheet as a result of recent accounting changes reflected in FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the $257,732,000 aggregate principal amount of the junior subordinated debentures we issue to the trust as a liability (under the line item “notes payable”) and the $7,732,000 we invest in the trust’s common securities as an asset (under the line item “other investment securities, at cost”). The interest paid on the junior subordinated debentures will be recorded as interest expense on our income statement.

      On May 19, 2004, the Federal Reserve Board published in the Federal Register proposed amendments to its risk-based capital guidelines. Among other things, the proposal, if adopted, would confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but would make the qualitative requirements for trust preferred securities issued after May 31, 2004 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. If the Federal Reserve amends its proposed risk-based capital guidelines as proposed, we expect that the capital securities will qualify as Tier 1 capital.

      As of June 30, 2004, on a pro forma basis, after giving effect to this offering, Popular North America will have $273 million in outstanding capital securities that it treats as Tier 1 capital for bank regulatory purposes and Popular will have $694 million in outstanding capital securities that it treats as Tier 1 capital for bank regulatory purposes.

DESCRIPTION OF CAPITAL SECURITIES

      The following is a description of the material terms of the capital securities. You should also read the amended and restated declaration of trust and the trust agreement, each to be dated as of                           , 2004 (together, the “trust agreement”), the Delaware Statutory Trust Act and the Trust Indenture Act. The form of the trust agreement is on file with the SEC as an exhibit to the registration statement pertaining to this prospectus.

      The trust will issue the capital securities under the terms of the trust agreement. The trust agreement is qualified under the Trust Indenture Act. J.P. Morgan Trust Company, National Association will act as the property trustee for purposes of complying with the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and the Delaware Statutory Trust Act and those made part of the trust agreement by the Trust Indenture Act.

General

      The capital securities will be limited to $250,000,000 aggregate liquidation amount. The capital securities will rank equal to, and payments will be made on the capital securities on a proportional basis with, the common securities. However, the capital securities will rank prior to the common securities during the continuance of a debenture event of default under the junior subordinated indenture as described under
“— Ranking of Trust Securities.” The trust agreement does not permit the trust to issue any securities other than the common securities and the capital securities or to incur any indebtedness.

Distributions

      Distributions on the capital securities will be fixed at an annual rate of           % of the liquidation amount of $1,000 per capital security, payable semi-annually in arrears on the      day of each      and                     , beginning                      , 2005. If the trust is terminated and its assets distributed, for each capital security you own, you are entitled to receive a like principal amount of junior subordinated debentures or the liquidation amount of $1,000 plus accumulated but unpaid distributions from the assets of the trust available for distribution, after it has paid liabilities owed to its creditors, subject to any rights of the holders of the common securities to receive a pro rata distribution. Distributions to which holders of the capital securities are entitled and that are past due will accumulate additional distributions to the extent permitted by applicable law at an annual rate of      % of the unpaid distributions, compounded semi-annually. The term “distribution” includes any additional distributions payable unless otherwise stated.

      The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. The amount of distributions payable for any full distribution period will be computed by dividing the distribution rate per annum by two.

      Distributions on the capital securities:

•	will be cumulative;

•	will accrue from the date of original issuance of the capital securities; and

•	will be payable semi-annually in arrears on the day of each and and will be payable to the holders of record, as described below.

      Funds available for distribution to holders of the capital securities will be limited to payments received from Popular North America on the junior subordinated debentures or Popular on its guarantees.

Payment of Distributions

      DTC will act as the initial clearing agency. The trust will pay distributions on the capital securities to DTC, which will credit the relevant participant accounts at DTC on the applicable payment dates, or if the securities certificate for the capital securities is not then held by or on behalf of DTC, the trust will make the payments by check mailed to the addresses of the holders as such addresses appear on the books and records of the trust on the relevant record dates. However, a holder of $1 million or more in aggregate liquidation amount of capital securities may receive distribution payments, other than distributions payable upon redemption (which will be payable upon surrender of the capital securities), by wire transfer of immediately available funds upon written request to the trust not later than 15 calendar days prior to the date on which the distribution is payable. The record date for distributions on the capital securities will be the fifteenth day next preceding the distribution date, whether or not a business day.

      The trust will pay distributions through the property trustee. The property trustee will hold amounts received from the junior subordinated debentures in the payment account for the benefit of the holders of the capital securities and the common securities.

      If a distribution is payable on a day that is not a business day, then that distribution will be paid on the next day that is a business day, and without any interest or other payment for any delay with the same force and effect as if made on the payment date. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated.

      A business day is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York, San Juan, Puerto Rico or Wilmington, Delaware are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

Deferral of Distributions

      Subject to certain exceptions, Popular North America has the right to defer payments of interest on the junior subordinated debentures at any time and from time to time by extending the interest payment period for a period (an “extension period”) of up to 10 consecutive semi-annual periods, provided that no extension period may end on a date other than a distribution date or extend beyond the maturity date or any redemption date of the junior subordinated debentures. There is no limitation on the number of times that we may elect to begin an extension period.

      As a consequence, during an extension period, the trust will defer payment of the semi-annual distributions on the capital securities. The accumulated but unpaid distributions will continue to accumulate additional distributions, as permitted by applicable law, at an annual rate of      %, compounded semi-annually during the extension period.

      If we exercise our deferral right, then during any extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debentures or our guarantees of the capital securities (except for partial payments with respect to the junior subordinated debentures);

•	make any payment on guarantees issued by us that rank equally with or junior to the junior subordinated debentures or our guarantees of the capital securities (except for partial payments with respect to our guarantees of the capital securities); or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•	any repurchase, redemption or other acquisition of shares of our capital stock (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the applicable extension period;

•	any exchange or conversion of any class or series of our capital stock, or any capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

      In addition, if we exercise our deferral right, then during any extension period, Popular may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by it that rank equally with or junior to its guarantees of the junior subordinated debentures or the capital securities;

•	make any payment on guarantees issued by it that rank equally with or junior to its guarantees of the junior subordinated debentures or the capital securities (except for partial payments with respect to its guarantees of the junior subordinated debentures or the capital securities); or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock, other than:

•	any repurchase, redemption or other acquisition of shares of its capital stock (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of its capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the applicable extension period;

•	any exchange or conversion of any class or series of its capital stock, or any capital stock of one of its subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock;

•	any purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by it under its guarantees of the junior subordinated debentures and the capital securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

      If the trust defers distributions, the deferred distributions, including accumulated additional distributions, must be paid on the distribution date that concludes the extension period to the holders on the record date for that distribution date. Upon termination of an extension period and payment of all amounts due on the capital securities, Popular North America may elect to begin a new extension period, subject to the above conditions.

      Popular North America has no current intention of deferring payments of interest by extending the interest payment period on the junior subordinated debentures.

Redemption

      When Popular North America repays or redeems the junior subordinated debentures, whether on the maturity date of                           , 2034 or upon earlier redemption, the property trustee will apply the proceeds from the repayment or redemption to redeem capital securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of junior subordinated debentures being repaid or redeemed. The redemption price per security will equal the $1,000 liquidation amount, plus accumulated but unpaid distributions to the redemption date and any applicable premium. See “Description of Junior Subordinated Debentures — Redemption” herein.

      If less than all of the junior subordinated debentures are to be repaid or redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed will be allocated on a pro rata basis in relation to their relative liquidation amounts, except in the case of an event of default under the junior subordinated debentures. See “— Ranking of Trust Securities” herein.

      Popular North America will have the right, subject to any required prior approval of the Federal Reserve Board, to redeem the junior subordinated debentures at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption (and any applicable premium in the case of the first bullet below):

•	in whole or in part, on one or more occasions, at any time; and

•	in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event, each as defined below.

      The redemption price in the case of a redemption under the first bullet above will be equal to the greater of (a) 100% of the principal amount of the junior subordinated debentures being redeemed or (b) as determined by a Quotation Agent (as defined below), the sum of the present values of scheduled payments of principal and interest from the redemption date to                           , 2034 (the “Remaining Life”) on the junior subordinated debentures being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus           %, plus, in the case of either (a) or (b), accrued and unpaid interest on those junior subordinated debentures to the redemption date.

      A “Capital Treatment Event,” with respect to the trust, means our reasonable determination, based on an opinion of counsel experienced in such matters (who may be an employee of Popular or any of its affiliates) to the effect that, as a result of any:

•	amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision of or in the United States, or

•	official or administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of original issuance of the capital securities, there is more than an insubstantial risk that Popular will not be entitled to treat the capital securities as Tier 1 capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to Popular North America and Popular.

      Notwithstanding the foregoing, a Capital Treatment Event shall not be deemed to have occurred as a result of the adoption by the Federal Reserve Board of final rules pursuant to its notice of proposed rulemaking dated May 6, 2004 relating, in part, to the quantitative and qualitative limits for trust preferred securities to be treated as “Tier 1” regulatory capital.

      An “Investment Company Event” means that the trust has received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to, or change (including any announced proposed change) in, the applicable laws (or any regulations thereunder) of the United States or any political subdivision or other governmental agency or regulatory authority of or in the United States; or

•	official or administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the capital securities, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940.

      “Tax Event,” with respect to the junior subordinated debentures held by the trust, means that the trust has received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of or in the United States; or

•	official or administrative pronouncement or judicial decision interpreting or applying such laws (or regulations),

which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the capital securities, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

•	interest payable by Popular North America on the junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by Popular North America, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of such opinion, subject to more than a minimal amount of taxes, duties or other governmental charges.

      With respect to junior subordinated debentures that are no longer held by the trust, “Tax Event” means the receipt by Popular North America of an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of or in the United States; or

•	official or administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the junior subordinated debentures under the indenture, there is more than an insubstantial risk that interest payable by Popular North America on the junior subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by Popular North America, in whole or in part, for United States federal income tax purposes.

      “Comparable Treasury Issue” means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after                     , 2034, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

      “Comparable Treasury Price” means (a) if the indenture trustee obtains five Reference Treasury Dealer Quotations, the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations obtained, or (b) if the indenture trustee obtains fewer than five Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

      “Quotation Agent” means                     and its successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a “Primary Treasury Dealer”), Popular North America will substitute another Primary Treasury Dealer.

      “Reference Treasury Dealer” means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the indenture trustee after consultation with Popular North America.

      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the indenture trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

      “Treasury Rate” means (i) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Redemption Procedures

      The trust may redeem capital securities only in an amount equal to the funds it has on hand and legally available to pay the redemption price.

      The property trustee will mail written notice of the redemption of the capital securities to the holders at least 30 but not more than 60 days before the date fixed for redemption. If the trust gives a notice of redemption, then, by 12:00 noon, New York City time, on the date of redemption, if the funds are available for payment, the property trustee will, for capital securities held in book-entry form:

•	irrevocably deposit with DTC funds sufficient to pay the applicable redemption price; and

•	give DTC irrevocable instructions and authority to pay the redemption price to the beneficial owners of the capital securities.

      With respect to the capital securities not held in book-entry form, if the funds are available for payment, the property trustee will:

•	irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price; and

•	give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of capital securities upon surrender of their certificates evidencing the capital securities.

      Notwithstanding the above, distributions payable on any distribution date on or prior to the date of redemption for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates.

      Once notice of redemption is given and funds are deposited, then all rights of the holders of the capital securities called for redemption will terminate, except the right to receive the redemption price, but without any interest or other payment for any delay in receiving it. If notice of redemption is given and funds deposited as required, the capital securities then will cease to be outstanding.

      If any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay.

      If payment of the redemption price for the capital securities called for redemption is improperly withheld or refused and not paid by the trust, by Popular North America under its guarantee or by Popular under its guarantees, then distributions on those capital securities will continue to accumulate at the then-applicable rate from the date of redemption to the date of actual payment. In this case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

      Subject to the above and applicable law and regulations, including United States federal securities laws and banking laws and regulations, Popular North America or Popular or any of their respective affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement, and may resell capital securities.

      If less than all the capital securities and common securities are redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed will be allocated pro rata based on their relative liquidation amounts. However, if an event of default has occurred under the junior subordinated debentures, holders of the capital securities must be paid in full before any payments are made to holders of the common securities. See “— Ranking of Trust Securities” for a more complete discussion. The property trustee will select the particular capital securities to be redeemed on the pro rata basis described above not more than 60 days before the date of redemption by any method the property trustee deems fair and appropriate or, if the capital securities are then held in book-entry form, in accordance with DTC’s customary procedures.

Liquidation Distribution Upon Dissolution

      The amount payable on the capital securities in the event of any liquidation of the trust is the liquidation amount of $1,000 per capital security plus accumulated but unpaid distributions, subject to certain exceptions, which may be paid in the form of a distribution of junior subordinated debentures.

      Popular North America can at any time dissolve the trust if such dissolution and the resulting distribution of junior subordinated debentures would not result in a taxable event for United States federal income tax purposes to holders of the capital securities. If the trust dissolves and it has paid the liabilities owed to its creditors, the junior subordinated debentures will be distributed to the holders of the capital securities and common securities in exchange for their securities.

      Any distributions of the junior subordinated debentures may require approval of the Federal Reserve Board.

      The trust agreement states that the trust will dissolve automatically on                                         , 2039 or earlier upon:

(1) the bankruptcy, dissolution or liquidation of Popular North America or Popular;

(2) the distribution of junior subordinated debentures to the holders of the capital securities and the common securities, if Popular North America has given written direction to the property trustee to dissolve the trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of Popular North America;

(3) the redemption of all the capital securities in connection with the maturity or redemption of the junior subordinated debentures; or

(4) the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

      If the trust dissolves as described in clauses (1), (2) or (4) in the preceding paragraph, after the trust pays all amounts owed to creditors, holders of the capital securities and the common securities will be entitled to receive junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities unless such distribution is not practical, in which case such holders shall be entitled to the liquidation distribution referred to above in cash.

      The holders of the common securities will be entitled to receive distributions upon any liquidation on a pro rata basis with the holders of the capital securities, except that if a debenture default under the junior subordinated indenture has occurred and is continuing, the trust will pay the total amounts due on the capital securities before making any distribution on the common securities. See “— Ranking of Trust Securities.”

      After the liquidation date is fixed for any distribution of junior subordinated debentures, upon dissolution of the trust:

•	the capital securities and the common securities will no longer be deemed to be outstanding;

•	DTC or its nominee, as the registered holder of capital securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon distribution with respect to capital securities held by DTC or its nominee; and

•	any certificates representing capital securities will be deemed to represent the junior subordinated debentures having an aggregate principal amount equal to the liquidation amount of the capital securities, and bearing accrued but unpaid interest equal to accumulated but unpaid distributions on the capital securities, until the holder of those certificates presents them to the security registrar for the capital securities for transfer or reissuance.

      The trust cannot assure you as to the market prices of the capital securities or the junior subordinated debentures that may be distributed in exchange for capital securities if a dissolution or liquidation of the trust were to occur. Accordingly, the capital securities that you purchase, or the junior subordinated debentures that you may receive on dissolution or liquidation of the trust, may trade at a discount to the price that you paid to purchase the capital securities.

Ranking of Trust Securities

      Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, capital securities and common securities, as applicable, shall be made pro rata based on the relative liquidation amount of such capital securities and common securities, except that upon certain events of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities.

      In the case of any event of default under the trust agreement resulting from a debenture default under the junior subordinated indenture, we, as holder of the trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under the trust agreement until all such debenture defaults have been cured, waived or otherwise eliminated. Until all events of default under the trust agreement have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

      Any one of the following events constitutes an event of default under the trust agreement, or a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of a debenture default under the junior subordinated indenture with respect to the junior subordinated debentures held by the trust (see “Description of Junior Subordinated Debentures — Events of Default and the Rights of Capital Security Holders to Take Action Against Popular North America”); or

•	the default by the property trustee in the payment of any distribution on any trust security of the trust when such distribution becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of any trust security of the trust when such redemption price becomes due and payable; or

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

      Within five days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as depositor, and Popular, as guarantor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

      The existence of an event of default under the trust agreement, in and of itself, does not entitle the holders of the capital securities to accelerate the maturity of such capital securities or the junior subordinated debentures.

Removal of Trustees

      Unless a debenture default under the junior subordinated indenture has occurred and is continuing, the property trustee and the Delaware trustee of the trust may be removed at any time by the holder of the common securities of the trust. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities of the trust for cause or if a debenture default under the junior subordinated indenture has occurred and is continuing. In no event will the holders of such capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holders of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

      Unless a debenture default under the junior subordinated indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, the holders of the common securities and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

      Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

      The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below. The trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the capital securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of the United States, any state or the District of Columbia if:

•	the trust is not the surviving entity, then such successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the capital securities, or

•	substitutes for the capital securities other securities having substantially the same terms as the capital securities, or the “successor securities,” so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debentures;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the rating of the capital securities, including any successor securities, to be downgraded or withdrawn by any nationally recognized statistical rating organization;

•	the successor securities are listed, or any successor securities will be listed upon notice of issuance, on the national securities exchange, interdealer quotation system or self regulatory organization as the capital securities are then listed, if any;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect;

•	after giving effect to the transaction, no debenture default and no event which, after notice or lapse of time, or both, would become a debenture default, has occurred and is continuing under the junior subordinated indenture;

•	such successor entity has a purpose substantially identical to that of the trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect,

•	the trust continues to be, and the successor entity will be, a grantor trust for United States federal income tax purposes; and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•	we or any permitted successor or assignee own all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

      Notwithstanding the foregoing, the trust may not, except with the consent of holders of 100% in liquidation amount of its capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

      Except as provided below and under “Description of Capital Securities Guarantees — Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of capital securities will have no voting rights.

      We, Popular, the property trustee and the administrative trustees may amend the trust agreement without the consent of the holders of its capital securities, unless such amendment will materially and adversely affect the interests of any holder of capital securities, to:

•	cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•	modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act.

      We, Popular, the administrative trustees and the property trustee may generally amend the trust agreement with:

•	the consent of holders of a majority in liquidation amount, of the outstanding capital securities; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

      However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified date;

•	change the redemption dates, events or prices or the liquidation distribution amounts or events; and

•	restrict the right of a holder of the trust securities to institute a suit for the enforcement of any payment on or after the specified date.

      So long as the property trustee of the trust holds any junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities of the trust:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the indenture trustee with respect to such junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the maturity of the principal of all the junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such junior subordinated debentures, where such consent shall be required.

      Notwithstanding the foregoing, if a consent under the junior subordinated indenture would require the consent of each holder of junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the capital securities of the trust. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of the capital securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

      Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in the trust agreement.

      No vote or consent of the holders of capital securities will be required for the trust to redeem and cancel its capital securities in accordance with the trust agreement.

      Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

      Payments on the capital securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any capital securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

      The paying agent shall initially be JPMorgan Chase Bank. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that JPMorgan Chase Bank shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

      JPMorgan Chase Bank will act as registrar and transfer agent for the capital securities.

      Registration of transfers of capital securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Registrar will not be required to register or cause to be registered the transfer of its capital securities after such capital securities have been called for redemption.

Information Concerning the Property Trustee

      Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the trust agreement. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one upon which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities unless it is offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred.

      From time to time, Popular North America and Popular and certain of their respective subsidiaries have maintained and may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the property trustee in the ordinary course of business.

Trust Expenses

      Pursuant to the expense agreement for the junior subordinated debentures, we, as depositor, will irrevocably and unconditionally agree to pay to the trust and reimburse the trust for:

•	all debts and other obligations of the trust (other than with respect to the trust securities);

•	all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust; and

•	any and all taxes and costs and expenses with respect thereto to which the trust might become subject.

      Our obligations will include any such costs, expenses or liabilities of the trust that are required by applicable law to be satisfied in connection with a termination of such trust. Popular will be a party to the expense agreement and will guarantee Popular North America’s obligations thereunder.

Governing Law

      The trust agreement will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

      The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the junior subordinated debentures will be treated as indebtedness of Popular North America for United States federal income tax purposes.

      In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the capital securities.

      Holders of the capital securities have no preemptive or similar rights.

      The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Book-Entry Only Issuance

      The trust, Popular North America and Popular have obtained the information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and the book-entry system and procedures from sources that they believe to be reliable, but neither they nor any underwriter takes any responsibility for the accuracy of this information.

      The capital securities will be issued as fully registered global securities certificates which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities certificates will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC, including Euroclear and Clearstream, Luxembourg. Investors may hold their interests in the global securities certificates directly through DTC if they are participants of DTC, or indirectly through organizations that are participants of DTC. Beneficial interests in the global securities certificates will be held in denominations of $1,000 and integral multiples of $1,000. The global securities certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. The trust will not issue certificates to you for the capital securities that you purchase unless DTC’s services are discontinued as described below. Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the capital securities. So long as DTC or its nominee is the registered holder of a global securities certificate, DTC or its nominee will be considered the sole owner and holder of the capital securities represented by that global securities certificate for all purposes under the trust agreement.

      Purchasers of capital securities can hold interests in the global securities through Clearstream, Luxembourg or through Euroclear, only if they are participants in these systems or indirectly through organizations that are participants in these systems. Because DTC will be the only registered holder of the global securities certificates, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositaries, which in turn will hold positions on the books of DTC. Citibank, N.A. will act as U.S. depositary for Clearstream, Luxembourg and J.P. Morgan Trust Company, National Association will act as U.S. depositary for Euroclear.

DTC

      DTC has provided the trust, Popular North America, Popular and the underwriters with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”). DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of DTC’s Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. (the “NASD”). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

      When you purchase capital securities within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the capital securities on DTC’s records. You, as the actual owner of the capital securities, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts capital securities are credited.

      You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the capital securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping accurate account of the holdings of their customers.

      Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

      The laws of some states may require that specified purchasers of securities take physical delivery of the capital securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities certificate representing the capital securities. Book-entry capital securities may be more difficult to pledge because of the lack of a physical certificate.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The trust, Popular North America and Popular understand that, under DTC’s existing practices, if the trust or Popular North America requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under the trust agreement or the junior subordinated debentures, DTC would authorize the Direct Participants holding the relevant beneficial interests to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      The property trustee, on behalf of the trust, will send redemption notices to Cede & Co. If less than all of the capital securities are being redeemed, DTC will reduce its Direct Participants’ holdings of capital securities in accordance with its procedures.

      In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to capital securities. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the capital securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

      The property trustee, on behalf of the trust, will pay distributions and other amounts on the capital securities directly, or indirectly through a paying agent, to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving payments of distributions and other amounts on their capital securities since such payments will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account.

      Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” Payments to beneficial owners will be the responsibility of Direct and Indirect Participants and not of DTC, Popular North America, Popular, the trust, the trustees, the paying agent or any other agent of Popular North America, Popular or the trust.

      Accordingly, Popular North America, Popular, the trust, the trustees and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in capital securities represented by a global securities certificate;

•	any other aspect of the relationship between DTC and its Direct and Indirect Participants or the relationship between those Participants and the beneficial owners of the global securities certificate held through those Participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to beneficial ownership interests in a global securities certificate.

      DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to the trust. Additionally, the trust may decide to discontinue the book-entry only system of transfers with respect to the capital securities. In that event, the trust will print and deliver certificates for the capital securities. If DTC notifies the trust that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the trust within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, the trust will issue the capital securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. If an event of default under the trust agreement has occurred and is continuing, the trust is required to print and deliver certificates for the capital securities. Any certificates delivered by the trust will be registered in the names of the beneficial owners of the global securities certificates as directed by DTC.

      According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream, Luxembourg

      Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

      As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks. Clearstream, Luxembourg customers may include the underwriters or their affiliates. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

      Distributions with respect to the capital securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

     The Euroclear System

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and Euros. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

      The Euroclear System is operated by Euroclear under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the “Cooperative”). The Euroclear Operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

      The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within the Euroclear System;

•	withdrawal of securities and cash from the Euroclear System; and

•	receipts of payments with respect to securities in the Euroclear System.

      All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

      Distributions with respect to capital securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

Global Clearance and Settlement Procedures

      Initial settlement for the capital securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way, in accordance with DTC’s rules, and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediate available funds.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected through DTC, in accordance with DTC’s rules, on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depository. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving capital securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

      Because of time-zone differences, credits of capital securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. These credits or any transactions in such capital securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of capital securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of capital securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. None of the trust, Popular North America, Popular, the trustees, the paying agent or any of the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

      The following describes the material terms of the junior subordinated debentures. You should also read the junior subordinated indenture, dated as of                     , 2004, between Popular North America, Popular and J.P. Morgan Trust Company, National Association, as indenture trustee, which is the junior subordinated indenture described in this prospectus, and the Trust Indenture Act.

      Popular North America will register the junior subordinated debentures in the name of Popular North America Capital Trust I or the property trustee. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities. Under certain circumstances involving the dissolution of the trust, the trust may distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of the trust. See “Description of Capital Securities — Liquidation Distribution Upon Dissolution” herein.

General

      The junior subordinated debentures are unsecured, junior subordinated obligations of Popular North America. The junior subordinated debentures will be limited in aggregate principal amount to $          , which represents the sum of:

•	the aggregate liquidation amount of the capital securities; and

•	the amount of capital contributed by Popular North America in exchange for the common securities.

      Our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our junior subordinated debentures depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors and preferred equity holders of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also recognized as a direct creditor of that subsidiary. This subordination of a parent company and its creditors to prior claims of creditors and preferred equity holders of its subsidiaries is commonly referred to as structural subordination.

      The entire principal amount of the junior subordinated debentures will become due and payable, with any accrued and unpaid interest thereon, on                                         , 2034, unless redeemed prior to that date as described below under “— Redemption.” There is no sinking fund for the junior subordinated debentures.

Subordination

      The junior subordinated debentures will be subordinated to all of our and Popular’s existing and future Senior Debt, as defined below, and secured debt to the extent of the collateral securing the same. “Senior Debt,” in respect of either Popular North America or Popular, as the case may be, includes senior debt securities and subordinated debt securities other than those related to preferred securities comparable to the capital securities and means any obligation to creditors, whether now outstanding or subsequently incurred. “Senior Debt” does not include:

•	the capital securities or other similar preferred securities;

•	trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	any obligation to creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding provides that it is on a parity with or subordinate and junior to the junior subordinated debentures.

The junior subordinated debentures will rank on a parity with obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us or Popular, that is, directly or indirectly, our or Popular’s financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.

      If certain events relating to our or Popular’s bankruptcy, insolvency or reorganization occur, any default in the payment of principal, premium or interest on its Senior Debt beyond any applicable grace period occurs and is continuing, any event of default with respect to its Senior Debt, permitting the holders of that Senior Debt (or a trustee) to accelerate the maturity of that Senior Debt, whether or not the maturity is in fact accelerated occurs and is continuing (unless the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or any judicial proceeding is pending with respect to a payment default or event of default, we or Popular, as the case may be, will first pay all our or its Senior Debt, as the case may be, including any interest accrued after the events occur, in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of or premium, if any, or interest on the junior subordinated debentures or the guarantees. In such an event, we or it will pay or deliver directly to the holders of our or its Senior Debt any payment or distribution otherwise payable or deliverable in respect of the junior subordinated debentures. We or it will make the payments to the holders of our or its Senior Debt according to priorities existing among those holders until we have paid all our or its Senior Debt, as the case may be, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we or Popular may make payments or distributions in respect of the junior subordinated debentures so long as:

•	the payments or distributions consist of securities issued by us, Popular or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to our or Popular’s outstanding Senior Debt, as the case may be, and any securities issued with respect to our or its Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debentures or the guarantees.

      If such events relating to a bankruptcy, insolvency or reorganization occur, default in the payment of principal, premium or interest on its Senior Debt beyond any applicable grace period occurs and is continuing, event of default with respect to its Senior Debt, permitting the holders of that Senior Debt (or a trustee) to accelerate the maturity of that Senior Debt, whether or not the maturity is in fact accelerated occurs and is continuing (unless the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or judicial proceeding is pending with respect to any such payment default or event of default, after we or Popular have paid in full all amounts owed on our or its Senior Debt, as the case may be, the holders of junior subordinated debentures and those entitled to the benefits of a guarantee, together with the holders of any of our or its other obligations ranking equal with those junior subordinated debentures, will be entitled to receive from our or its remaining assets any principal, premium or interest due at that time in respect of the junior subordinated debentures and such other obligations before we or Popular make any payment or other distribution on account of any of our or its capital stock or obligations ranking junior to those junior subordinated debentures.

      If we or Popular violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debentures or those entitled to the benefits of a guarantee before all our or its Senior Debt is paid in full, as the case may be, then such payments or distributions will be deemed to have been received in trust for the benefit of, and must be remitted to, the holders of our or its Senior Debt outstanding at the time, as the case may be. The payment or transfer to the holders of our Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debentures or those entitled to the benefits of a guarantee will not be required to pay, or transfer payments or distributions to, holders of our or Popular’s Senior Debt so long as:

•	the payments or distributions consist of securities issued by us, Popular or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to our or Popular’s outstanding Senior Debt, as the case may be, and any securities issued with respect to our or its Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debentures or the guarantees.

      Because of the subordination provisions described herein, if we or Popular become insolvent, holders of our or its Senior Debt, as the case may be, may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our or Popular’s other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debentures.

      We may modify or amend the junior subordinated indenture as provided under “— Modification of Indenture” below.

      The junior subordinated indenture places no limitation on the amount of Senior Debt or secured debt that we or Popular may incur. We and Popular each expect from time to time to incur additional indebtedness and other obligations constituting Senior Debt, as well as secured debt.

Interest

      The junior subordinated debentures will bear interest at an annual rate of      %, from and including their date of original issuance until the principal becomes due and payable. Interest is payable semi-annually in arrears on the                     day of each                     and                     , beginning                     , 2005. Interest payments not paid when due will accrue, as permitted by applicable law, additional interest, compounded semi-annually, at the annual rate of      %. Popular North America will pay interest on the junior subordinated debentures on an interest payment date to the holders of record on the relevant record date. The record date for interest payments on the junior subordinated debentures will be the fifteenth day preceding the interest payment date, whether or not a business day. The term “interest” as used in this prospectus includes semi-annual interest payments, interest on semi-annual interest payments not paid when due and additional sums, as applicable.

      The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period. The amount of interest payable for any full interest period will be computed by dividing the annual interest rate by two.

      If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the date that payment was originally payable.

      The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions for the capital securities. See “Description of Capital Securities — Payment of Distributions” in this prospectus.

Option to Extend Interest Payment Period

      As long as no debenture event of default has occurred and is continuing, Popular North America has the right, at any time and from time to time, to defer payments of interest for a period (an “extension period”), of up to 10 consecutive semi-annual periods, provided that no extension period may end on a date other than an interest payment date or extend beyond the maturity date or any redemption date of the junior subordinated debentures. Interest (other than additional sums) will not be payable during an extension period, only at the end of the extension period. During an extension period, interest will continue to accrue and holders of junior subordinated debentures, or holders of capital securities using the accrual method of accounting to determine their taxable income, will be required to accrue interest income for income tax purposes. See “Certain Federal Income Tax Considerations — Interest Income and Original Issue Discount” herein further information on United States federal income tax consequences. On the interest payment date that concludes any extension period, Popular North America must pay all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest as permitted by law (“compounded interest”), compounded semi-annually, at the annual rate of      % plus any unpaid additional sums, as described below.

      Before termination of any extension period, Popular North America may further extend the deferral of interest payments. However, no extension period, including all previous and further extensions, may exceed 10 consecutive semi-annual periods, end on a date other than an interest payment date or extend beyond the maturity date or any redemption date of the junior subordinated debentures. After the termination of any extension period and the payment of all amounts due, Popular North America may begin a new extension period, as described above. There is no limitation on the number of times Popular North America may elect to begin an extension period.

      If the property trustee is the sole holder of the junior subordinated debentures, Popular North America will give the property trustee and the Delaware trustee written notice of its election of an extension period at least one business day before the earlier of:

•	the next succeeding date on which the distributions on the capital securities are payable; and

•	the date the property trustee is required to give notice to holders of the capital securities of the record or payment date for the related distribution.

The property trustee will promptly give written notice of Popular North America’s election to begin or extend an extension period to the holders of the capital securities.

      If the property trustee is not the sole holder, or is not itself the holder, of the junior subordinated debentures, Popular North America will give the holders of the junior subordinated debentures and the indenture trustee written notice of its election to begin or extend an extension period at least one business day before the record date for the next interest payment date.

      Popular North America has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

Additional Sums

      If, at any time while the property trustee is the holder of the junior subordinated debentures, the trust is required to pay any additional taxes (including withholding taxes), duties or other governmental charges as a result of a Tax Event, Popular North America will pay as additional interest on the junior subordinated debentures any additional amounts (“Additional Sums”) that are required so that the distributions paid by the trust will not be reduced as a result of any of those taxes, duties or governmental charges.

Redemption

      Popular North America has the right, subject to any required prior approval from the Federal Reserve Board, to redeem the junior subordinated debentures at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption (and any applicable premium in the case of the first bullet below):

•	in whole or in part, on one or more occasions, at any time; or

•	in whole, but not in part, at any time within 90 days (the “90-day period”) following the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event, each as defined and described under “Description of Capital Securities — Redemption” herein.

      The redemption price in the case of a redemption under the first bullet above will be equal to the greater of (a) 100% of the principal amount of the junior subordinated debentures being redeemed or (b) as determined by a Quotation Agent, the sum of the present values of scheduled payments of principal and interest for the “Remaining Life” of the junior subordinated debentures being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus      %, plus, in the case of either (a) or (b), accrued and unpaid interest on those junior subordinated debentures to the redemption date. For defined terms, see “Description of Capital Securities — Redemption.”

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. However, if the debt securities are held by the trust, notice shall be given at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debentures or portions thereof called for redemption and such junior subordinated debentures shall no longer be deemed to be outstanding.

Restrictions on Certain Payments; Certain Covenants of Popular North America and Popular

      Popular North America will not:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equal or junior to the junior subordinated debentures; or

•	make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary if such guarantee ranks equal or junior to the junior subordinated debentures or its guarantee of the capital securities, if at such time:

•	there has occurred any event that constitutes a debenture default under the junior subordinated indenture;

•	the junior subordinated debentures are held by the trust and we are in default with respect to our payment of any obligations under our guarantee of the capital securities; or

•	we have given notice of our election to begin an extension period and have not rescinded this notice, and the extension period, or any extension thereof, is continuing.

      The restrictions listed above do not apply to:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder stock purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the extension period;

•	an exchange or conversion of any class or series of our capital stock, or any capital stock of any of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock under the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant to the plan;

•	payments by us under our guarantee of the capital securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

      In addition, as long as the trust holds any of the junior subordinated debentures, we agree:

•	to continue to hold, directly or indirectly, 100% of the common securities, provided that successors that are permitted under the junior subordinated indenture may succeed to our ownership of the common securities;

•	as holder of the common securities, not to voluntarily dissolve, windup or liquidate the trust, other than (a) as part of the distribution of the junior subordinated debentures to the holders of the capital securities in accordance with the terms of the capital securities or (b) as part of a merger, consolidation or amalgamation which is permitted under the trust agreement; and

•	to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to be characterized as a grantor trust for United States federal income tax purposes.

      The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth above.

      Popular will not:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of its capital stock;

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem its debt securities that rank equal or junior to its guarantees of the junior subordinated debentures and the capital securities; or

•	make any guarantee payments with respect to any guarantee that ranks equal or junior to its guarantees of the junior subordinated debentures and the capital securities,

if at such time:

•	there has occurred any event that constitutes a debenture default under the junior subordinated indenture or related guarantees;

•	the junior subordinated debentures are held by the trust and Popular is in default with respect to its payment of any obligations under its guarantees of the junior subordinated debentures and the capital securities; or

•	Popular North America has given notice of its election to begin an extension period and has not rescinded this notice, and the extension period, or any extension thereof, is continuing.

      The restrictions listed above do not apply to:

•	repurchases, redemptions or other acquisitions of shares of its capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder stock purchase plan, or (3) the issuance of its capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the extension period;

•	an exchange or conversion of any class or series of its capital stock, or any capital stock of a subsidiary of Popular, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock;

•	the purchase of fractional interests in shares of its capital stock under the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant to the plan;

•	payments by it under its guarantees of the junior subordinated debentures and the capital securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

      There are no restrictions on Popular’s ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on its property for any purpose; or

•	pay dividends or make distributions on its capital stock or repurchase or redeem our capital stock, except as set forth above.

      The junior subordinated indenture does not require us or Popular to maintain any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us or Popular to repurchase or redeem or modify the terms of any of the junior subordinated debentures, or which would otherwise provide holders of the junior subordinated debentures protection, upon a change of control or other event involving us or Popular which may adversely affect the creditworthiness of such junior subordinated debentures.

Registration, Denomination and Transfer

      Popular North America will register the junior subordinated debentures in the name of the property trustee on behalf of the trust. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities. The junior subordinated debentures will be issued in denominations of $1,000 and integral multiples of $1,000.

      If the junior subordinated debentures are distributed to holders of capital securities, it is anticipated that DTC will act as securities depositary for the junior subordinated debentures and that the provisions relating to purchases of, transfers of, notices concerning, and payments on, the capital securities described under “Description of Capital Securities — Book-Entry Only Issuance” herein will be applicable to the junior subordinated debentures.

      If the junior subordinated debentures are issued in definitive form, payments of principal, premium, if any, and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount.

      Payment of interest may also be made at the option of Popular North America by check mailed to the address of the holder entitled to the payment. Upon written request to the paying agent not less than 15 calendar days prior to the date on which interest is payable, a holder of $1,000,000 or more in aggregate principal amount of junior subordinated debentures may receive payment of interest, other than payments of interest payable at maturity, by wire transfer of immediately available funds.

      Junior subordinated debentures may be presented for registration of transfer or exchange with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the security registrar’s office in New York, New York or the office of any transfer agent selected by Popular North America without service charge and upon payment of any taxes and other governmental charges as described in the junior subordinated indenture. Popular North America has appointed J.P. Morgan Trust Company, National Association as transfer agent and security registrar under the junior subordinated indenture. Popular North America may at any time designate additional transfer agents with respect to the junior subordinated debentures.

      In the event of any redemption, Popular North America and the indenture trustee will not be required to:

•	issue, register the transfer of or exchange junior subordinated debentures during a period beginning 15 calendar days before the first mailing of the notice of redemption; or

•	register the transfer of or exchange any junior subordinated debentures selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion not to be redeemed.

      At the request of Popular North America, funds deposited with the indenture trustee or any paying agent held for Popular North America for the payment of principal of and interest and premium, if any, on any junior subordinated debenture which remain unclaimed for two years after the principal, interest, and premium, if any, has become payable will be repaid to Popular North America and the holder of the junior subordinated debenture will, as a general unsecured creditor, look only to Popular North America for payment thereof.

Modification of Indenture

      Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debentures may be modified or amended with the consent of the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debentures. However, the following modifications and amendments will not be effective against any holder without such holder’s consent:

•	a change in the maturity date or any interest payment date of the junior subordinated debentures;

•	a reduction in any payment due on the junior subordinated debentures;

•	a change in the redemption dates, events or prices;

•	a change in the place of payment or currency in which any payment on the junior subordinated debentures is payable;

•	a limitation of a holder’s right to sue us for the enforcement of any payment due on the junior subordinated debentures;

•	a reduction in the percentage of outstanding junior subordinated debentures required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture; and

•	a modification of any of the foregoing requirements contained in the junior subordinated indenture.

      If the consent of the holder of each outstanding junior subordinated debenture is required for such modification or amendment, no such modification or amendment shall be effective without the prior consent of each holder of capital securities of the trust.

      In addition, if any of the capital securities are outstanding, without the prior consent of the holders of a majority of the aggregate liquidation amount of the outstanding capital securities:

•	no modification or amendment may be made to the junior subordinated indenture that materially adversely affects the holders of the capital securities;

•	no termination of the junior subordinated indenture may occur; and

•	no waiver of any past default under the junior subordinated debentures or compliance with any covenant under the junior subordinated indenture may be effective.

      In addition, if any of the capital securities are outstanding, all holders of the capital securities must consent if Popular North America wants to amend the junior subordinated indenture to remove the rights of holders of capital securities to institute a direct action (as defined below).

Limitation on Mergers and Sales of Assets

      If certain conditions are met, the junior subordinated indenture generally permits a consolidation or merger between us or Popular and another entity, as the case may be. If certain conditions are met, the junior subordinated indenture also permits the sale, lease or transfer by us or Popular, as the case may be, of all or substantially all of our or its property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us or Popular, is organized and existing under the laws of the United States or any state, the District of Columbia or Puerto Rico and assumes all of our or Popular’s responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the junior subordinated debentures and performance of the covenants in the junior subordinated indenture and the guarantees issued by us or Popular, as applicable (and in the event such entity is organized and existing under the laws of Puerto Rico, an additional obligation to make such payments without withholding or deduction for any taxes of whatever nature imposed or levied by or on behalf of Puerto Rico);

•	immediately after the transaction, and giving effect to the transaction, no debenture default under the junior subordinated indenture exists; and

•	an officers’ certificate and an opinion of counsel to the effect that the relevant provisions of the indenture have been complied with has been delivered to the indenture trustee.

      If we or Popular consolidate or merge with or into any other entity or sell, lease or transfer all or substantially all of our or its property or assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us or it in such indenture with the same effect as if it had been an original party to the indenture. As a result, such resulting or acquiring entity may exercise our or Popular’s rights and powers under the junior subordinated indenture, in our or its name and we or Popular, as the case may be, will be released from all our or its liabilities and obligations under such indenture and under the junior subordinated debentures.

Events of Default and the Rights of Capital Securities Holders to Take Action Against Popular North America

      A “debenture event of default,” when used in the junior subordinated indenture with respect to the junior subordinated debentures, means any of the following:

•	failure to pay interest on a junior subordinated debenture for 30 days following the deferral of such interest for 10 consecutive semi-annual periods; or

•	certain events relating to a bankruptcy, insolvency or reorganization of Popular North America or Popular.

      A “debenture default”, when used in the junior subordinated indenture with respect to the junior subordinated debentures, means any of the following:

•	the occurrence of a debenture event of default with respect to the junior subordinated debentures;

•	failure to pay any principal or premium, if any, on such junior subordinated debentures when due; or

•	failure to observe or perform any other covenants contained in the junior subordinated indenture that apply to junior subordinated debentures for 90 days after we have received written notice of the failure to perform in the manner specified in the junior subordinated indenture.

      In case a debenture default shall occur and be continuing, the indenture trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the indenture trustee deems most effectual. In case of a debenture default (other than a default in the payment of interest, subject to the lapse of the deferral period) there is no right to declare the principal amount of the junior subordinated debentures immediately payable.

      If a debenture event of default under the junior subordinated indenture referred to in the first bullet above occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debentures may declare the entire principal of and all accrued but unpaid interest on all junior subordinated debentures to be due and payable immediately. If the indenture trustee or the holders of junior subordinated debentures do not make such declaration and the junior subordinated debentures are held by the trust or property trustee of the trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities shall have the right to make such declaration. If a debenture event of default under the junior subordinated indenture referred to in the second bullet above occurs and continues, the entire principal of and all accrued but unpaid interest on the junior subordinated debentures will be due and payable immediately without further action.

      If a declaration of acceleration of the maturity of the junior subordinated debentures occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debentures may, subject to conditions (including, if the junior subordinated debentures are held by the trust or a trustee of the trust, the consent of the holders of a majority in aggregate liquidation amount of the outstanding capital securities), rescind the declaration. If the requisite holders of junior subordinated debentures do not rescind such declaration and such junior subordinated debentures are held by the trust or a trustee of the trust, the holders of a majority in aggregate liquidation amount of the outstanding capital securities may rescind the declaration.

      The holders of a majority in aggregate principal amount of the outstanding junior subordinated debentures may, on behalf of all holders, waive any past default, except:

•	a default in payment of principal, premium or interest; or

•	a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

      The holders of a majority in principal amount of the junior subordinated debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the junior subordinated indenture.

      So long as the trust holds the junior subordinated debentures, the property trustee and the holders of the capital securities will have the following rights under the junior subordinated indenture upon the occurrence of a debenture event of default:

•	the property trustee and the holders of not less than 25% in aggregate liquidation amount of the outstanding capital securities may declare the principal of and all accrued but unpaid interest on the junior subordinated debentures due and payable immediately;

•	if all defaults have been cured, the consent of the holders of more than 50% in aggregate liquidation amount of the outstanding capital securities is required to annul a declaration by the indenture trustee, the trust or the holders of the capital securities that the principal of and all accrued but unpaid interest on the junior subordinated debentures is due and payable immediately;

•	the consent of each holder of capital securities is required to waive a default in the payment of principal, premium or interest with respect to the junior subordinated debentures or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture; and

•	the consent of the holders of more than 50% in aggregate liquidation amount of the outstanding capital securities is required to waive any other default.

      If the debenture default under the junior subordinated indenture arises from the failure of Popular North America to make a payment of principal of or any premium or interest on the junior subordinated debentures when due, then a holder of capital securities may bring a legal action against Popular North America directly for enforcement of such payment to such holder of amounts owed on the junior subordinated debentures with a principal amount equal to the liquidation amount of such holder’s capital securities (a “direct action”). Popular North America may not amend the junior subordinated indenture to remove this right to bring a direct action without the prior written consent of the holders of all outstanding capital securities. Popular North America can offset against payments then due under the junior subordinated debentures any corresponding payments made to holders of capital securities by Popular North America in connection with a direct action.

      The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstance described in the preceding paragraphs.

      We and Popular are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

Governing Law

      The junior subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Indenture Trustee

      The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in case of a default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debentures unless offered reasonable indemnification.

      From time to time, Popular North America and Popular and certain of their respective subsidiaries have maintained and may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the indenture trustee in the ordinary course of business.

DESCRIPTION OF DEBENTURE GUARANTEES

      The following is a description of the material terms of the debenture guarantees from Popular. You should read the debenture guarantees, which are executed by Popular and endorsed on each junior subordinated debenture.

General

      Under the debenture guarantees, Popular will guarantee, on a subordinated basis, the punctual payment of the principal of and premium, if any, and interest on the junior subordinated debentures, when and as the same are due and payable by Popular North America. The guarantee is absolute and unconditional, irrespective of any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. To evidence the guarantee, a debenture guarantee, executed by Popular, will be endorsed on each junior subordinated debenture. Holders of the junior subordinated debentures may proceed directly against Popular under the debenture guarantees for payment defaults under the junior subordinated debentures without first proceeding against Popular North America.

Status of the Debenture Guarantees

      Each debenture guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all of Popular’s current and future Senior Debt and secured debt in the same manner as the junior subordinated debentures as set forth in the junior subordinated indenture;

•	equally with all other guarantees that Popular issues in connection with junior subordinated debentures or similar securities; and

•	senior to Popular’s capital stock.

      In the event of Popular’s insolvency, bankruptcy, liquidation or other proceeding, the occurrence and continuance of any default in the payment of principal, premium or interest on its Senior Debt beyond any applicable grace period, the occurrence and continuance of any event of default with respect to its Senior Debt, permitting the holders of that Senior Debt (or a trustee) to accelerate the maturity of that Senior Debt, whether or not the maturity is in fact accelerated (unless the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), the pendency of any judicial proceeding with respect to any such payment default or event of default, all Senior Debt will be paid in full before any payment or distribution is made on account of the debenture guarantees. In these circumstances, any payment or distribution on account of the debenture guarantees that would otherwise be payable in respect of the debenture guarantees will be paid directly to the holders of Senior Debt until all the Senior Debt of Popular has been paid in full. If any payment or distribution by Popular is received by any holder of any debenture guarantee in contravention of any of the terms of the debenture guarantee and before all the Senior Debt of Popular has been paid in full, this payment or distribution or security will be received in trust for the benefit of the holders of the Senior Debt of Popular to the extent necessary to pay all such Senior Debt of Popular in full.

Taxation by Puerto Rico

      All payments pursuant to any debenture guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision thereof or authority therein having power to tax unless such taxes, duties, assessments or governmental charges are required by law to be withheld or deducted.

      In the event that Popular is required by law to deduct or withhold any amounts in respect of taxes, duties, assessments or governmental charges, it will pay such additional amounts in respect of principal, premium and interest as will result (after deduction of the said taxes, duties, assessments or governmental charges) in the payment to the holders of the junior subordinated debentures of the amounts which would otherwise have been payable in respect to the junior subordinated debentures in the absence of such deduction or withholding (“additional guarantee payments”), except that no such additional guarantee payments shall be payable:

(i) to any holder of junior subordinated debentures or any interest therein or rights in respect thereof where such deduction or withholding is required by reason of such holder having some connection with Puerto Rico or any political subdivision or taxing authority thereof or therein other than the mere holding of and payment in respect of such junior subordinated debentures;

(ii) in respect of any deduction or withholding that would not have been required but for the presentation by the holder of junior subordinated debentures for payment on a date more than 30 days after the date on which payment thereof is duly provided for; or

(iii) in respect of any deduction or withholding that would not have been required but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority thereof or therein, of the holder of junior subordinated debentures or any interest therein or rights in respect thereof, if compliance is required by Puerto Rico, or any political subdivision or taxing authority thereof or therein, as a precondition to exemption from such deduction or withholding.

Governing Law

      The debenture guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL SECURITIES GUARANTEES

      The following is a description of the material terms of the capital securities guarantees from Popular North America and Popular (also referred to as the “capital securities guarantees”). You should read the capital securities guarantees, to be dated as of                     , 2004, between Popular North America and J.P. Morgan Trust Company, National Association and between Popular and J.P. Morgan Trust Company, National Association, as guarantee trustee, and the Trust Indenture Act.

General

      Under the capital securities guarantee from Popular North America, we will irrevocably and unconditionally agree to pay in full to the holders of the capital securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accumulated and unpaid distributions that are required to be paid on the capital securities, to the extent the trust has funds available for such distributions;

•	the redemption price for any capital securities called for redemption or then subject to mandatory redemption by the trust, to the extent the trust has funds available for such redemption; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of capital securities or the redemption of all of the capital securities, the lesser of:

•	the aggregate of the $1,000 liquidation amount and all accumulated and unpaid distributions on the capital securities to the date of payment, to the extent the trust has funds available therefor; and

•	the amount of assets of the trust remaining for distribution to holders of the capital securities in liquidation of the trust.

      Under the capital securities guarantee from Popular, it will irrevocably and unconditionally agree to pay in full, to the holders of the capital securities, Popular North America’s obligation under its guarantee to make the guarantee payments, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, when and as the same are due and payable by Popular North America.

      Our and Popular’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us or Popular to the holders of capital securities or by causing the trust to pay such amounts to such holders.

      The capital securities guarantees will not apply to any payment of distributions or other amounts except to the extent the trust shall have funds available for such payment. If we do not make interest and other payments on the junior subordinated debentures purchased by the trust, the trust will not pay distributions and other amounts on the capital securities and will not have funds available for such payments. See “— Status of the Capital Securities Guarantees.” Because each of Popular North America and Popular is a holding company, the rights of Popular North America and Popular to participate in the distribution of assets of any of our respective subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and preferred equity holders except to the extent that Popular North America or Popular may be a creditor with recognized claims against the subsidiary. The capital securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt, including Senior Debt.

      The capital securities guarantees, when taken together with our and Popular’s obligations under the junior subordinated debentures, the debenture guarantees, the junior subordinated indenture, the trust agreement and the expense agreement, including our and Popular’s obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the capital securities.

      We will also agree separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the capital securities guarantee.

Status of the Capital Securities Guarantees

      Each capital securities guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all of Popular North America’s and Popular’s Senior Debt and secured debt in the same manner as the junior subordinated debentures as set forth in the junior subordinated indenture;

•	equally with all other guarantees that Popular North America or Popular issue in connection with capital securities or similar preferred securities; and

•	senior to Popular North America’s and Popular’s capital stock.

      Each guarantee constitutes a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. Each guarantee will be held by the guarantee trustee for the benefit of the holders of the capital securities. Each guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debentures as described herein.

Taxation by Puerto Rico

      All payments pursuant to any capital securities guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision thereof or authority therein having power to tax unless such taxes, duties, assessments or governmental charges are required by law to be withheld or deducted.

      In the event that Popular is required by law to deduct or withhold any amounts in respect of taxes, duties, assessments or governmental charges, it will pay such additional amounts in respect of principal, premium and interest as will result (after deduction of the said taxes, duties, assessments or governmental charges) in the payment to the holders of the capital securities of the amounts which would otherwise have been payable in respect to the capital securities in the absence of such deduction or withholding (“additional guarantee payments”), except that no such additional guarantee payments shall be payable:

(i) to any holder of capital securities or any interest therein or rights in respect thereof where such deduction or withholding is required by reason of such holder having some connection with Puerto Rico or any political subdivision or taxing authority thereof or therein other than the mere holding of and payment in respect of such capital securities;

(ii) in respect of any deduction or withholding that would not have been required but for the presentation by the holder of capital securities for payment on a date more than 30 days after the date on which payment thereof is duly provided for; or

(iii) in respect of any deduction or withholding that would not have been required but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority thereof or therein, of the holder of capital securities or any interest therein or rights in respect thereof, if compliance is required by Puerto Rico, or any political subdivision or taxing authority thereof or therein, as a precondition to exemption from such deduction or withholding.

Amendments and Assignment

      Each capital securities guarantee may be amended only with the prior approval of the holders of a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the capital securities in any material respect. All guarantees and agreements contained in each capital securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the capital securities then outstanding.

Termination of the Capital Securities Guarantees

      Each capital securities guarantee will terminate (1) upon full payment of the redemption price of all capital securities, (2) upon distribution of the junior subordinated debentures to the holders of the trust securities as described herein or (3) upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the trust. Each capital securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or any capital securities guarantee.

Events of Default

      An event of default under a capital securities guarantee will occur if Popular North America or Popular, as the case may be, fails to perform any payment obligation or other obligation under that guarantee.

      The holders of a majority in liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of any capital securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under any guarantee. Any holder of capital securities may institute a legal proceeding directly against Popular North America or Popular, as the case may be, to enforce its or the guarantee trustee’s rights and our obligations under any capital securities guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

      As guarantors, Popular North America and Popular are required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all applicable conditions and covenants under its capital securities guarantee.

Information Concerning the Guarantee Trustee

      Prior to the occurrence of an event of default relating to any capital securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the capital securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any capital securities guarantee at the request of any holder of capital securities unless offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

      Popular North America and Popular and their respective affiliates have maintained and may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

      Each capital securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED

DEBENTURES, THE EXPENSE AGREEMENT AND THE GUARANTEES

      Popular North America and Popular will each guarantee payments of distributions and redemption and liquidation payments due on the capital securities to the extent the trust has funds available for such payments, as described under “Description of Capital Securities Guarantees” above. No single document executed by Popular North America or Popular will provide for the full, irrevocable and unconditional guarantee of the capital securities.

      It is only the combined operation of the guarantees, the trust agreement, the junior subordinated debentures, the junior subordinated indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the capital securities.

      As long as Popular North America pays interest and other payments when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and redemption and liquidation payments due on the capital securities, primarily because:

•	the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the capital securities and the common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the capital securities;

•	Popular North America will pay any and all costs, expenses and liabilities of the trust, except the trust’s obligations to holders of the capital securities and the common securities; and

•	the trust agreement provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

      To the extent that funds are available, Popular North America and Popular guarantee payments of distributions and other payments due on capital securities to the extent described in this prospectus. If we do not make interest or other payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions and other amounts on the capital securities. A capital securities guarantee is a subordinated guarantee in relation to the capital securities. A capital securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. See “Description of Capital Securities Guarantees.”

      Each of Popular North America and Popular has the right to set off any payment that it is otherwise required to make under the junior subordinated indenture with any payment that previously has been made to holders of the capital securities or is concurrently on the date of such payment being made under a capital securities guarantee.

      Each capital securities guarantee covers the payment of distributions and other payments on the capital securities of the trust only if and to the extent that we have made a payment of interest or any premium on or principal of the junior subordinated debentures. Each capital securities guarantee, when taken together with Popular North America’s and Popular’s obligations under the junior subordinated debentures, the junior subordinated indenture, the guarantees, the trust agreement and the expense agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

      If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any grace period or extension period, the trust agreement allows the holders of the capital securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, any holder of capital securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “Description of Capital Securities — Voting Rights; Amendment of the Trust Agreement.”

      A holder of capital securities may institute a direct action against us if we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any grace period or extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debentures, or

•	suing us to enforce the property trustee’s rights under the junior subordinated debentures.

      In connection with such direct action, we will be subrogated to the rights of such holder of capital securities under the trust agreement to the extent of any payment made by us to such holder of capital securities. Consequently, we will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust.

      We acknowledge that the guarantee trustee will enforce the capital securities guarantees on behalf of the holders of the capital securities. If we fail to make payments under our capital securities guarantee or if Popular fails to make payments under its capital securities guarantee, the holders of the capital securities may direct the guarantee trustee to enforce its rights under any such guarantee. If the guarantee trustee fails to enforce any capital securities guarantee, any holder of capital securities may directly sue us or Popular to enforce the guarantee trustee’s rights under the applicable capital securities guarantee. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue us or Popular to enforce such holder’s right to receive payment under any capital securities guarantee. Such holder need not first direct the guarantee trustee to enforce the terms of such capital securities guarantee or sue the trust, the guarantee trustee or any other person or entity.

      We and the trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us and Popular on a subordinated basis of payments due on the capital securities. See “Description of Capital Securities Guarantees — General.”

      The trust’s capital securities evidence a beneficial interest in the assets of the trust, and the trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in junior subordinated debentures issued by Popular North America. A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Popular North America payments on junior subordinated debentures held by the holder, while, other than the right of direct action, a holder of capital securities is entitled to receive distributions or other amounts payable with respect to the capital securities from the trust or from Popular or Popular North America under the capital securities guarantees only if and to the extent the trust has funds available for the payment of those distributions.

      In the event of any voluntary or involuntary liquidation or bankruptcy of Popular North America or Popular, the trust, as holder of the junior subordinated debentures, would be a creditor of Popular North America or Popular, respectively, that is subordinated and junior in right of payment to all Popular North America’s or Popular’s current and future Senior Debt as defined in this prospectus, and secured debt, respectively, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated debentures before any stockholders of Popular North America or Popular, respectively, receive payments or distributions. Since each of Popular North America and Popular is the guarantor under a guarantee and has agreed to pay all costs, expenses and liabilities of the trust (other than the trust’s obligations to the holders of the capital securities and common securities), the positions of a holder of the capital securities and a holder of the junior subordinated debentures relative to other creditors and to stockholders of Popular North America in the event of liquidation or bankruptcy of Popular North America or Popular are expected to be substantially the same.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of capital securities. It applies to you only if you acquire capital securities on their original issue date at their original offering price and you hold your capital securities as capital assets for tax purposes. This summary does not address all tax consequences that may be applicable to you, nor does it address the tax consequences to you if you are:

•	a member of a class of holders subject to special rules, such as: a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a bank, a life insurance company, a tax-exempt organization,

•	a person that owns capital securities that are a hedge or that are hedged against interest rate risks,

•	a person that owns capital securities as part of a straddle or conversion transaction for tax purposes, or

•	a U.S. holder, as defined below, whose functional currency for tax purposes is not the U.S. dollar.

      The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell LLP, counsel to Popular, Popular North America and the trust. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The authorities on which this discussion is based are subject to various interpretations, and it is possible that the United States federal income tax treatment of the purchase, ownership and disposition of capital securities may differ from the treatment below.

      Please consult your own tax advisor concerning the consequences of purchasing, owning and disposing of these capital securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

U.S. Holders

      This subsection describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of capital securities and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

      If you are not a U.S. holder, this subsection does not apply to your and you should refer to “U.S. Alien Holders” below.

Classification of the Trust

      Under current law and assuming full compliance with the terms of the trust agreement, the trust will be classified as a grantor trust and will not be taxable as a corporation for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, the trust will not be subject to United States federal income tax and each holder of a capital security will be considered the owner of an undivided portion of the junior subordinated debentures owned by the trust. As a result, you will be required to include in your gross income your proportional share of the interest income, including original issue discount, if any, paid or accrued with respect to the junior subordinated debentures, whether or not the trust actually distributes cash to you. See “— Interest Income and Original Issue Discount.”

Classification of Junior Subordinated Debentures

      We and the trust will agree to treat the junior subordinated debentures as indebtedness for all United States federal income tax purposes. Under current law, the junior subordinated debentures will be characterized for United States federal income tax purposes as our indebtedness.

Interest Income and Original Issue Discount

      Under Treasury regulations, an issuer and the Internal Revenue Service will ignore a “remote” contingency that stated interest will not be timely paid when determining whether a debt instrument is issued with original issue discount (“OID”). As a result of the terms and conditions of the junior subordinated debentures that prohibit certain payments with respect to our capital stock and indebtedness if we elect to defer payment of interest on the junior subordinated debentures, we believe that the likelihood that we will exercise our option to defer interest payments is remote. Based on the foregoing, we believe that the junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance.

      Under these regulations, if we were to exercise our option to defer any payment of interest, the junior subordinated debentures would at that time be treated as issued with OID, and all stated interest on the junior subordinated debentures would thereafter be treated as OID as long as the junior subordinated debentures remained outstanding. In that event, all of your taxable interest income on the junior subordinated debentures would be accounted for as OID on an economic accrual basis regardless of your method of tax accounting, and actual distributions of stated interest would not be reported separately as taxable income. Consequently, you would be required to include OID in gross income even though we would not make any actual cash payments during an extension period.

      These regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a position contrary to the interpretation in this prospectus supplement.

      Because income on the capital securities will constitute interest or OID, U.S. holders of the capital securities will not be entitled to the preferential tax rate (generally 15%) generally applicable to payments of dividends before January 1, 2009. Moreover, because income on the capital securities will constitute interest or OID, U.S. holders of the capital securities will not be entitled to a dividends-received deduction for any income taken into account with respect to the capital securities.

      In the rest of this discussion, we assume that unless and until we exercise our option to defer any payment of interest, the junior subordinated debentures will not be treated as issued with OID.

Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Trust

      Under current law, if the trust distributes junior subordinated debentures as described under the caption “Certain Terms of Capital Securities — Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders,” you will receive directly your proportional share of junior subordinated debentures previously held indirectly through the trust. Under current law, you will not be taxed on the distribution and your holding period and aggregate adjusted tax basis in your junior subordinated debentures will be the same as the holding period and aggregate adjusted tax basis that you had in your capital securities before the distribution. If, however, the trust were to become taxed on the income received or accrued on junior subordinated debentures due to a Tax Event, the trust might be taxed on a distribution of junior subordinated debentures to you, and you might recognize gain or loss as if you had exchanged your capital securities for the junior subordinated debentures you received upon the liquidation of the trust.

      If you receive junior subordinated debentures in exchange for your capital securities, you will continue to include interest and OID, if any, in income in respect of junior subordinated debentures received from the trust in the manner described above under “— Interest Income and Original Issue Discount.”

Sale or Redemption of Capital Securities

      If you sell your capital securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your capital securities and the amount you realize on the sale of your capital securities. Assuming that we do not exercise our option to defer payment of interest on the junior subordinated debentures, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities.

      If the junior subordinated debentures are deemed to be issued with OID as a result of an actual deferral of interest payments, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, increased by OID previously includible in your gross income to the date of disposition and decreased by distributions or other payments you received on your capital securities since and including the date of the first extension period. Any gain or loss that you recognize upon a sale of your capital securities generally will be capital gain or loss, except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the junior subordinated debentures required to be included in income.

      Capital gain of a non-corporate U.S. holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

      If we exercise our option to defer any payment of interest on the junior subordinated debentures, our capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. If you sell your capital securities before the record date for the payment of distributions, you will not receive payment of a distribution for the period before the sale. However, you will be required to include in income any OID that has accrued with respect to your capital securities. As previously discussed, your adjusted tax basis in your capital securities generally would be increased by OID previously includible in your gross income. In such an instance, your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against ordinary income during any taxable year.

U.S. Alien Holders

      This subsection describes the tax consequences to a U.S. alien holder. You are a U.S. alien holder if you are a beneficial owner of capital securities and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation,

•	a foreign partnership, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

      If you are a U.S. holder, this subsection does not apply to you.

      Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. alien holder of capital securities:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal and interest, including OID, to you if, in the case of payments of interest:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Popular North America, Inc. entitled to vote,

•	you are not a controlled foreign corporation that is related to Popular North America, Inc. through stock ownership, and

•	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

•	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

•	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

•	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

•	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

•	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

•	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

•	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

•	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

•	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

•	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your capital security. In addition, a U.S. alien holder will not be subject to United States federal income tax on gain realized upon any sale or other disposition of the capital securities unless (i) the gain is effectively connected with the U.S. alien holder’s conduct of a trade or business in the United States or (ii) in the case of an individual, the U.S. alien holder is present in the United States for 183 days or more in the taxable year in which the sale or other disposition occurs and certain other conditions are met.

Further, a capital security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Popular North America, Inc. entitled to vote at the time of death and

•	the income on the capital security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding Tax and Information Reporting

      In general, if you are a noncorporate U.S. holder, we and other payors are required to report to the Internal Revenue Service all payments of principal and interest and the accrual of OID on your capital security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your capital security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

      In general, if you are a U.S. alien holder, payments of principal or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— U.S. Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your capital securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of capital securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

      In general, payment of the proceeds from the sale of capital securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of capital securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

      In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of capital securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

      Any amounts withheld from you under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

      If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, or “ERISA,” you should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, you should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

      In addition, if you are a fiduciary of an employee benefit plan subject to ERISA, or if you are investing on behalf of an individual retirement account or a pension or profit-sharing plan for one or more self-employed persons (each of which we refer to as a “Plan”), you should consider whether an investment in the capital securities could result in a prohibited transaction. ERISA and the Section 4975 of the Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these “prohibited transaction” rules may result in a substantial excise tax under the Code and other liabilities under ERISA, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans, certain church plans and foreign plans generally are not subject to the prohibited transaction rules or the fiduciary standards of ERISA, although governmental plans may be subject to similar provisions under applicable state laws.

      Under a regulation (the “Plan Asset Regulation”) issued by the U.S. Department of Labor, the assets of the trust would be deemed to be “plan assets” of a Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the Plan were used to acquire an equity interest in the trust and no exception were applicable under the Plan Asset Regulation. An “equity interest” is defined in the Plan Asset Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. For purposes of the Plan Asset Regulation, the capital securities are likely to be treated as “equity interests” in the trust.

      Pursuant to an exception contained in the Plan Asset Regulation, the assets of the trust will not be deemed to be “plan assets” of investing Plans if the capital securities are “publicly offered securities” —

that is, they are (i) part of a class of securities that is “widely held,” i.e., held by 100 or more investors who are independent of the issuer and each other, (ii) freely transferable and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Although no assurances can be given, the underwriters believe that the capital securities will meet the foregoing criteria for treatment as publicly offered securities within the meaning of the Plan Asset Regulation.

      Even if the assets of the trust are not considered plan assets of any Plan, it is possible that Popular or Popular North America might be considered a “party in interest” or “disqualified person” with respect to a Plan by reason of, for example, the provision of services by Popular, Popular North America or any affiliates to the Plan. In that event, the purchase of capital securities by any such Plan might be considered to result in a prohibited transaction unless an exemption applies.

      The Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the capital securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

      In view of the prohibitions under ERISA and Section 4975 of the Code, discussed above, the capital securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the capital securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the capital securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, Popular, Popular North America and the trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences if the assets of the trust were deemed to be “plan assets” and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

UNDERWRITERS

      Under the terms and subject to the conditions of an underwriting agreement dated                     , 2004, the underwriters named below, for whom                     and                     are acting as joint book-running

managers, have severally agreed to purchase, and the trust has agreed to sell to them, severally, the following respective number of capital securities:

Number of
Capital
Name	Securities

      The underwriters are offering the capital securities subject to their acceptance of the capital securities from the trust and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the capital securities are conditioned upon the delivery of legal opinions by their counsel and certain other conditions. The underwriters are obligated to purchase all the capital securities, if any capital securities are purchased.

      The underwriters initially propose to offer part of the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus. The underwriters may also offer the capital securities to securities dealers at a price that represents a concession not in excess of $           per capital security. Any underwriter may allow, and dealers may reallow, a concession not in excess of $           per capital security to certain other dealers. After the initial offering of the capital securities, the offering price and other selling terms may from time to time be changed by the underwriters.

      The following table shows the per capital security and total offering price, underwriting discounts and commissions to be paid to the underwriters by Popular North America as well as the proceeds received by the trust from the offering.

	Per Capital
	Security	Total

Public offering price	$	$250,000,000
Underwriting discounts and commissions(1)	$	$—
Proceeds to the trust(1)	$	$250,000,000

(1)	Popular North America will pay all underwriting discounts and commissions.

      Because the proceeds from the sale of the capital securities will be used to purchase the junior subordinated debentures issued by Popular, the underwriting agreement provides that Popular North America will pay to the underwriters as compensation for their services $           per capital security, or $          in the aggregate. Popular’s offering expenses, not including underwriting discounts and commissions, are estimated to be $          .

      Popular, Popular North America and the trust have agreed that, without the prior written consent of                     on behalf of the underwriters, they will not, directly or indirectly, during the period beginning on the date of the underwriting agreement and continuing to and including the closing under the underwriting agreement, offer or sell, grant any option for sale of, or otherwise dispose of, or announce the offering of, any securities that are substantially similar to the capital securities, or any security convertible into or exchangeable into capital securities or equity securities substantially similar to the capital securities and, in each case, are covered by a registration statement filed under the Securities Act.

      Prior to this offering, there has been no public market for the capital securities. The underwriters have advised the trust that they presently intend to make a market in the capital securities. The underwriters are not obligated to make a market in the capital securities, however, and may discontinue market making activities at any time without notice. No assurance can be given as to the development, maintenance or liquidity of any trading market for the capital securities.

      Popular, Popular North America and the trust have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make under the Securities Act.

      In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of capital securities in excess of the number of capital securities the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the capital securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the capital securities originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

      Any of these activities may have the effect of raising or maintaining the market price of the capital securities or preventing or retarding a decline in the market price of the capital securities. As a result, the price of the capital securities may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

      Each underwriter has agreed that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the capital securities or possesses or distributes this prospectus and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the capital securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. None of the trust, Popular North America or Popular has any responsibility for an underwriter’s compliance with applicable securities laws.

      In particular, each underwriter has represented and agreed that:

      (i) it has not offered or sold, and, prior to the expiration of the period of six months from the closing date for the issue of the capital securities, will not offer or sell any capital securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

      (ii) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the capital securities in circumstances in which section 21(1) of the FSMA does not apply to us; and

      (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the capital securities in, from or otherwise involving the United Kingdom.

      In addition, each underwriter understands and agrees that:

•	This prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each of the underwriters has agreed that it has not offered or sold any capital securities or made any capital securities the subject of an invitation for subscription or purchase, and it has not circulated or distributed and will not circulate or distribute this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the capital securities, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person falling within Section 274 of the Securities and Futures Act (Chapter 289) of Singapore (the “Singapore Securities and Futures Act”), (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the Singapore Securities and Futures Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Securities and Futures Act.

•	Each underwriter and each of its affiliates has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any invitation, document or advertisement relating to the capital securities in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (unless permitted to do so under the securities laws of Hong Kong) other than with respect to capital securities intended to be disposed of outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

•	It will not offer or sell any capital securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

•	No German selling prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the capital securities and that it will comply with the Securities Selling Prospectus Act of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). It will not engage in a public offering in the Federal Republic of Germany with respect to any capital securities otherwise than in accordance with the Securities Selling Prospectus Act and any other act replacing or supplementing the Securities Selling Prospectus Act and all other applicable laws and regulations.

•	The capital securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any capital securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the capital securities, and that such offers, sales and distributions have been and will be made in the Republic of France only to (a) qualified investors (investisseurs qualifiés) and/or (b) a restricted group of investors (cercle restreint d’investisseurs), all as defined in Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998.

•	The capital securities may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to banks, pension funds, insurance companies, securities firms, investment institutions, central governments, large international and supranational institutions and other comparable entities, including, among others, treasuries and finance companies of large enterprises, which trade or invest in securities in the course of a profession or trade. It understands and agrees that individuals or legal entities who or which do not trade or invest in securities in the course of their profession or trade may not participate in the offering of the capital securities, and this prospectus or any other offering material relating to the capital securities may not be considered an offer or the prospect of an offer to sell or exchange the capital securities.

      Because the NASD may view the capital securities as interests in a direct participation program, this offering will be made in compliance with the applicable provisions of Rule 2810 of the Conduct Rules of the NASD.

      The underwriters and any dealers utilized in the sale of the capital securities do not intend to confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

      Certain of the underwriters and their affiliates engage in various general financing and banking transactions with Popular and Popular North America and their respective affiliates in the ordinary course of business.

VALIDITY OF SECURITIES

      The validity of the capital securities will be passed upon by Richards, Layton & Finger, P.C., Wilmington, Delaware, special Delaware counsel to Popular North America and the trust. The validity of the junior subordinated debentures and the guarantees of Popular North America will be passed upon by Sullivan & Cromwell LLP, New York, New York, counsel to Popular North America, and the validity of the guarantees of Popular will be passed upon by Brunilda Santos de Alvarez, Esq., Executive Vice President and General Counsel of Popular. Sidley Austin Brown & Wood LLP, New York, New York, will act as counsel to the underwriters. Sullivan & Cromwell LLP and Sidley Austin Brown & Wood LLP will rely as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger, P.C. and as to all matters of Puerto Rico law upon the opinion of Brunilda Santos de Alvarez, Esq. As of the date of this prospectus, Brunilda Santos de Alvarez, Esq. owns, directly or indirectly, 17,863 shares of common stock of Popular pursuant to Popular’s employee stock ownership plan or otherwise. She also held stock options to acquire 92,748 shares of common stock of Popular pursuant to Popular’s stock option plan.

EXPERTS

      The financial statements incorporated by reference in this prospectus by reference to Popular, Inc.’s annual report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

      Popular files annual, quarterly and special reports, proxy statements and other information with the SEC. Popular’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document Popular files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

      We “incorporate by reference” into this prospectus the information Popular files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that Popular files subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

      We incorporate by reference the documents listed below and any filings Popular makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the later of (1) the time that we and/or the trust sell all the securities offered by this prospectus and (2) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus:

•	Popular’s Annual Report on Form 10-K for the year ended December 31, 2003, including information specifically incorporated by reference into Popular’s Form 10-K from its 2004 Annual Report to Stockholders and its definitive Proxy Statement for its 2004 Annual Meeting of Stockholders;

•	Popular’s Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2004; and

•	Popular’s Current Reports on Form 8-K filed with the SEC on January 20, 2004, April 6, 2004, April 16, 2004, April 29, 2004, May 13, 2004, July 2, 2004, July 16, 2004 and July 29, 2004.

      You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address: Ileana González, Senior Vice President, Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 009396-2708. Telephone requests may also be directed to (787) 765-9800. You may also access this information at our website at http://www.popularinc.com. No additional information on Popular’s website is incorporated by reference in this prospectus.

      As an indirect, wholly owned subsidiary of Popular, Popular North America does not file reports under the Securities Exchange Act of 1934 with the SEC, and does not expect to do so in the future. Financial disclosure by Popular North America is contained in the footnotes to the financial statements of Popular which are filed with the SEC.

      You should rely only on the information incorporated by reference or presented in this prospectus. Neither we nor the trust, nor any underwriters or agents, have authorized anyone else to provide you with different information. Popular North America and the trust may only use this prospectus to sell securities if it is accompanied by a prospectus. Popular North America and the trust are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      The estimated expenses in connection with the issuance and distribution of the securities being registered are:

Registration Fee		$31,675
Fees and Expenses of Accountants	$
Fees and Expenses of Counsel	$
Blue Sky Fees and Expenses	$
NASD Filing Fee	$
Printing and Engraving Expenses	$
Rating Agency Fees	$
Trustee’s Fees	$
Miscellaneous	$

Total	$

Item 15.	Indemnification of Directors and Officers.

      (a) Popular, Inc. is a Puerto Rico corporation.

      (i) Article ELEVENTH of the Restated Certificate of Incorporation of Popular, Inc. provides the following:

(1) Popular shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Popular) by reason of the fact that he is or was a director, officer, employee or agent of Popular, or is or was serving at the written request of Popular as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Popular and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) Popular shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Popular to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Popular, or is or was serving at the written request of Popular as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Popular unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee or agent of Popular has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Any indemnification under paragraph 1 or 2 of this Article ELEVENTH (unless ordered by a court) shall be made by Popular only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

(5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Popular in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by Popular as authorized in this Article ELEVENTH.

(6) The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, Popular may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of Popular, or is or was serving at the written request of Popular, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Popular would have the power or would be required to indemnify him against such liability under the provisions of this Article ELEVENTH or of the General Corporation Law of the Commonwealth of Puerto Rico or of any other state of the United States or foreign country as may be applicable.

      (b) Popular North America, Inc. is a Delaware corporation.

      (i) Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to Popular, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock repurchase or obtained an improper personal benefit. Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of Popular, Inc. or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular, Inc. and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      (ii) Section 6.4 of the By-laws of Popular North America, Inc. provides the following:

Section 6.4. Indemnification of Directors, Officers and Employees. Popular shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of Popular or serves or served at the request of Popular any other enterprise as a director, officer or employee. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by Popular promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Popular. The rights provided to any person by this by-law shall be enforceable against Popular by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “Corporation” shall include any predecessor of Popular and any constituent corporation (including any constituent of a constituent) absorbed by Popular in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of Popular” shall include service as a director, officer or employee of Popular which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of Popular.

      (c) Popular, Inc. and Popular North America, Inc. maintain directors’ and officers’ liability insurance policies.

      (d) Reference is made to the indemnity provisions in the underwriting agreements, which are attached as Exhibit 1(a) and Exhibit 1(b) to this Registration Statement.

Item 16.	Exhibits.

(1)(a)	—	Form of Underwriting Agreement.*
(4)(a)	—	Form of Junior Subordinated Indenture, dated as of , 2004, between Popular North America, Inc., Popular, Inc. and J.P. Morgan Trust Company, National Association.*
(4)(b)	—	Certificate of Trust of Popular North America Capital Trust I.*
(4)(c)	—	Trust Agreement of Popular North America Capital Trust I.*
(4)(d)	—	Form of Amended and Restated Trust Agreement of Popular North America Capital Trust I.*
(4)(e)	—	Form of Capital Security Certificate for Popular North America Capital Trust I (included as Exhibit E of Exhibit (4)(d)).*
(4)(f)	—	Form of Guarantee Agreement for Popular North America Capital Trust I.*
(5)(a)	—	Opinion of Brunilda Santos de Alvarez, Esq.*
(5)(b)	—	Opinion of Sullivan & Cromwell LLP.*
(5)(c)	—	Opinion of Richards, Layton & Finger as to the legality of the capital securities to be issued by Popular North America Capital Trust I.*
(8)	—	Opinion of Sullivan & Cromwell LLP, United States tax counsel to Popular, Inc. and Popular North America, Inc., re: tax matters.*

(12)	—	Computation of Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends. (Incorporated by reference from Exhibit 12.1 of Form 10-Q filed on May 10, 2004).
(23)(a)	—	Consent of Independent Registered Public Accounting Firm.
(23)(b)	—	Consent of Brunilda Santos de Alvarez, Esq. (included in Exhibit (5)(a)).
(23)(c)	—	Consents of Sullivan & Cromwell LLP (included in Exhibits (5)(b) and (8)).
(23)(d)	—	Consent of Richards, Layton & Finger (included in Exhibit (5)(c)).
(24)	—	Powers of attorney (included in pages II-6 through II-9).
(25)(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of J.P. Morgan Trust Company, National Association, as Trustee under the Junior Subordinated Indenture.
(25)(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of J.P. Morgan Trust Company, National Association, as Trustee under the Amended and Restated Trust Agreement of Popular North America Capital Trust I.
(25)(c)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of J.P. Morgan Trust Company, National Association under the Guarantee Agreement for Popular North America Capital Trust I.

*	To be filed by amendment.

Item 17.	Undertakings.

      (a) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Popular, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrants against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrants hereby undertake that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the eleventh day of August, 2004.

POPULAR, INC.
(Co-registrant)

By:	/s/ Jorge A. Junquera

Jorge A. Junquera
Senior Executive Vice President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of POPULAR, INC. (the “Corporation”) hereby constitutes and appoints Jorge A. Junquera the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution and resubstitution and with full power and authority in said agent and attorney-in-fact to sign for each of the undersigned and in his name, place or stead in any and all capacities indicated below, a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of up to $250,000,000 aggregate initial offering price of debt securities, capital stock and guarantees, and to sign any and all pre-effective amendments or post-effective amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said agent and attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agent and attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard L. Carrión Richard L. Carrión	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 11, 2004

/s/ José B. Carrión, Jr. José B. Carrión, Jr.	Director	August 11, 2004

/s/ Juan J. Bermudez Juan J. Bermudez	Director	August 11, 2004

Frederic V. Salerno	Director

/s/ José R. Vizcarrondo José R. Vizcarrondo	Director	August 11, 2004

/s/ María Luisa Ferré María Luisa Ferré	Director	August 11, 2004

/s/ Manuel Morales, Jr. Manuel Morales, Jr.	Director	August 11, 2004

/s/ Francisco M. Rexach, Jr. Francisco M. Rexach, Jr.	Director	August 11, 2004

/s/ Félix J. Serallés Nevares Félix J. Serallés Nevares	Director	August 11, 2004

/s/ Ileana González Ileana González	Senior Vice President (Principal Accounting Officer)	August 11, 2004

/s/ Jorge A. Junquera Jorge A. Junquera	Senior Executive Vice President (Principal Financial Officer)	August 11, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the eleventh day of August, 2004.

POPULAR NORTH AMERICA, INC.
(Co-registrant)

By:	/s/ Jorge A. Junquera

Jorge A. Junquera
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of POPULAR NORTH AMERICA, INC. (the “Corporation”) hereby constitutes and appoints Richard L. Carrión, Jorge A. Junquera, Roberto Herencia and Richard Barrios, and each of them singly, the true and lawful agents and attorneys-in-fact of the undersigned with full power of substitution and resubstitution and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for each of the undersigned and in his name, place or stead in any and all capacities indicated below, a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of up to $250,000,000 aggregate initial offering price of debt securities, capital stock and guarantees, and to sign any and all pre-effective amendments or post-effective amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard L. Carrión Richard L. Carrión	Chairman (Principal Executive Officer)	August 11, 2004

/s/ Jorge A. Junquera Jorge A. Junquera	President and Director (Principal Financial Officer)	August 11, 2004

/s/ Alfonso F. Ballester Alfonso F. Ballester	Director	August 11, 2004

/s/ Roberto R. Herencia Roberto R. Herencia	Executive Vice President and Director	August 11, 2004

/s/ Francisco M. Rexach, Jr. Francisco M. Rexach, Jr.	Director	August 11, 2004

/s/ Félix J. Serallés Nevares Félix J. Serallés Nevares	Director	August 11, 2004

/s/ Richard N. Speer, Jr. Richard N. Speer, Jr.	Director	August 11, 2004

/s/ Julio E. Vizcarrondo, Jr. Julio E. Vizcarrondo, Jr.	Director	August 11, 2004

Frederic V. Salerno	Director

/s/ Héctor R. González Héctor R. González	Director	August 11, 2004

/s/ Ileana González Ileana González	Senior Vice President (Principal Accounting Officer)	August 11, 2004

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the eleventh day of August, 2004.

POPULAR NORTH AMERICA CAPITAL TRUST I
(Co-registrant)

By: POPULAR NORTH AMERICA, INC. AS DEPOSITOR

By:	/s/ JORGE A. JUNQUERA

Jorge A. Junquera
President

EXHIBIT INDEX

(1)(a)	—	Form of Underwriting Agreement.*
(4)(a)	—	Form of Junior Subordinated Indenture, dated as of , 2004, between Popular North America, Inc., Popular, Inc. and J.P. Morgan Trust Company, National Association.*
(4)(b)	—	Certificate of Trust of Popular North America Capital Trust I.*
(4)(c)	—	Trust Agreement of Popular North America Capital Trust I.*
(4)(d)	—	Form of Amended and Restated Trust Agreement of Popular North America Capital Trust I.*
(4)(e)	—	Form of Capital Security Certificate for Popular North America Capital Trust I (included as Exhibit E of Exhibit (4)(d)).
(4)(f)	—	Form of Guarantee Agreement for Popular North America Capital Trust I.*
(5)(a)	—	Opinion of Brunilda Santos de Alvarez, Esq.*
(5)(b)	—	Opinion of Sullivan & Cromwell LLP.*
(5)(c)	—	Opinion of Richards, Layton & Finger as to the legality of the capital securities to be issued by Popular North America Capital Trust I.*
(8)	—	Opinion of Sullivan & Cromwell LLP, United States tax counsel to Popular, Inc. and Popular North America, Inc., re: tax matters.*
(12)	—	Computation of Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends. (Incorporated by reference from Exhibit 12.1 of Form 10-Q filed on May 10, 2004).
(23)(a)	—	Consent of Independent Registered Public Accounting Firm.
(23)(b)	—	Consent of Brunilda Santos de Alvarez, Esq. (included in Exhibit (5)(a)).
(23)(c)	—	Consents of Sullivan & Cromwell LLP (included in Exhibits (5)(b) and (8)).
(23)(d)	—	Consent of Richards, Layton & Finger (included in Exhibit (5)(c)).
(24)	—	Powers of attorney (included in pages II-6 through II-9).
(25)(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of J.P. Morgan Trust Company, National Association, as Trustee under the Junior Subordinated Indenture.
(25)(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of J.P. Morgan Trust Company, National Association, as Trustee under the Amended and Restated Trust Agreement of Popular North America Capital Trust I.
(25)(c)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of J.P. Morgan Trust Company, National Association under the Guarantee Agreement for Popular North America Capital Trust I.

*	To be filed by amendment.